UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Soliciting Material under §240.14a-12

The Cheesecake Factory Incorporated

(Name of Registrant as Specified In Its Charter)

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April 18, 2024
Dear Stockholder:
You are cordially invited to virtually attend The Cheesecake Factory Incorporated, a Delaware corporation (the “Company” and “we,” “us” or “our”), annual meeting of stockholders on Thursday, May 30, 2024 at 10:00 a.m., Pacific Daylight Time (“Annual Meeting”). We are holding a virtual-only meeting. Stockholders can attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CAKE2024 by using the 16-digit control number which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. The matters to be acted upon at the Annual Meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing you access to our proxy materials over the Internet. This method allows us to deliver the proxy materials to you more quickly, lowers our costs and helps to conserve natural resources. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice of Availability”) to our stockholders who have not asked us to provide proxy materials in printed form. All stockholders receiving the Notice of Availability can request a printed set of proxy materials. All stockholders can access the proxy materials at www.proxyvote.com, irrespective of whether they receive the Notice of Availability or a printed copy of the proxy materials. Instructions on how to access the proxy materials online or request a printed copy may be found in the Notice of Availability and in the attached Proxy Statement. In addition, stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis.
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting via the Internet, we urge you to vote and submit your proxy online, by telephone or by mail (see below for instructions) in order to ensure the presence of a quorum. If you attend the Annual Meeting, you will have the right to revoke your proxy and vote your shares via the Internet. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. Additionally, if you hold your shares through an account with a brokerage firm, bank or other nominee, you may not vote these shares online at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Sincerely,
/s/ David Overton
Chairman of the Board and Chief Executive Officer
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 30, 2024:
The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

    Voting online or by telephone is fast and convenient, and your vote is immediately confirmed and posted. To vote online or by telephone, first read the accompanying Proxy Statement and then follow the instructions below:

VOTE ONLINE	VOTE BY TELEPHONE
1. Go to www.proxyvote.com.	1. Using a touch-tone telephone, call 1-800-690-6903.
2. Follow the step-by-step instructions provided.	2. Follow the step-by-step instructions provided.

THE CHEESECAKE FACTORY INCORPORATED
26901 Malibu Hills Road
Calabasas Hills, California 91301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
on
May 30, 2024

The 2024 annual meeting of stockholders of The Cheesecake Factory Incorporated, a Delaware corporation (the “Company” and “we,” “us” or “our”), will be held virtually at www.virtualshareholdermeeting.com/CAKE2024, on Thursday, May 30, 2024, beginning at 10:00 a.m., Pacific Daylight Time (“Annual Meeting”), for the following purposes:
1.
To elect nine (9) nominees to serve as directors of the Company for a term to expire at the Company’s 2025 annual meeting of stockholders or until their respective successors shall be elected and qualified;

2.
To approve and adopt the Restated Certificate of Incorporation of The Cheesecake Factory Incorporated to provide for the exculpation of officers as permitted by the Delaware General Corporation Law;

3.
To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2024, ending December 31, 2024;

4.
To approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “say-on-pay vote”);

5.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

There will be no physical meeting location. The meeting will only be conducted via a webcast. The Board of Directors (the “Board”) has fixed the close of business on April 1, 2024 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. We intend to first mail this Proxy Statement and the form of proxy for our 2024 Annual Meeting of Stockholders to our stockholders on or about April 19, 2024.
By Order of the Board of Directors,
/s/ Scarlett May
Secretary
Calabasas Hills, California
April 18, 2024
IF YOU PLAN TO ATTEND THE ANNUAL MEETING

   We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CAKE2024. The webcast will start at 10:00 a.m., Pacific Daylight Time, on Thursday, May 30, 2024. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

FORWARD-LOOKING STATEMENTS
Certain information included in this Proxy Statement, including the sections entitled “Corporate Social Responsibility” (also referred to as “CSR”) and “Compensation Discussion and Analysis” (also referred to as “CD&A”) set forth below, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”), as amended. These statements include, without limitation, statements regarding CSR in this Proxy Statement and in our CSR report and regarding our compensation philosophy and our compensation program. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of our restaurants and potential reputational damage to us or any of our brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and other Fox Restaurant Concepts (“FRC”) concepts; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of our landlords and other tenants in retail centers in which our restaurants are located, and our ability to successfully manage our lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to us; the timing of our new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; changes in laws impacting our business; adverse weather conditions in regions in which our restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in our filings with the SEC. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Forward-looking statements speak only as of the dates on which they are made and we undertake no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in our latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.
NON-GAAP FINANCIAL MEASURES
In addition to the results determined in accordance with generally accepted accounting principles (“GAAP”), this Proxy Statement includes certain non-GAAP financial measures that exclude the impact of items we do not consider indicative of our ongoing operations. We believe these adjusted measures provide additional information to facilitate the comparison of our past and present financial results. We utilize results that both include and exclude the identified items in evaluating business performance. Our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. In the future, we may incur expenses or generate income similar to the adjusted items. Non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
A reconciliation of the non-GAAP financial measures used in this Proxy Statement to the closest GAAP financial measure is included in Appendix A which is attached to this proxy statement.

i

FORWARD-LOOKING STATEMENTS	i
NON-GAAP FINANCIAL MEASURES	i
OUR MISSION, VISION AND VALUES	1
PROPOSAL ONE	2
Election of Directors	2
Nominees	2
Required Vote	8
THE BOARD AND CORPORATE GOVERNANCE	9
Director Nominations Process	9
Minimum Qualifications	9
Criteria for Evaluating Candidates; Diversity	9
Stockholder Recommendations to the Governance Committee for Nomination of Directors	10
Evaluation of Candidates	10
Future Revisions to the Nominations Policy	11
General Nomination Right of All Stockholders	11
Qualifications of Current Directors and Director Nominees	11
Our Board of Director Nominees	11
General	12
Director Independence	12
Board Leadership Structure and Lead Director	12
Role of the Board in Risk Oversight	12
Meeting Attendance	13
Committees of the Board of Directors	13
Audit Committee	13
Compensation Committee	14
Governance Committee	15
Committee Charters	15
Designation of Audit Committee Financial Experts	15
Corporate Governance Principles and Guidelines; Corporate Governance Materials Available on Our Website	15
Stockholder Engagement	16
Stockholder Communications with the Board	16
Corporate Social Responsibility	16
People and Communities	16
Our Environment	16
Compensation Committee Interlocks and Insider Participation	17
Director Compensation	17
Indemnification of Officers and Directors	19
Policies Regarding Review, Approval or Ratification of Transactions with Related Persons	19
Policies Regarding Hedging, Short Sales, Publicly Traded Derivatives, Margin Accounts and Pledges	20
PROPOSAL TWO	21
Approval and Adoption of the Restated Certificate of Incorporation of The Cheesecake Factory Incorporated to Provide for the Exculpation of Officers as Permitted by the DGCL	21
Required Vote	21

THE CHEESECAKE FACTORY INCORPORATED

OUR MISSION, VISION AND VALUES
Our Mission:
To create an environment where absolute guest satisfaction is our highest priority.
Our Vision:
Through a shared commitment to excellence, we are dedicated to the uncompromising quality of our food, service, people and profit, while taking exceptional care of our guests and staff. We will continuously strive to surpass our own accomplishments and be recognized as a leader in our industry.
Our Values:
We are committed to:
Quality in everything we do
A passion for excellence
Integrity, respect and responsibility
People – our greatest resource
Service-mindedness
Dynamic leadership
High performance

PROPOSAL ONE
Election of Directors
The Corporate Governance and Nominating Committee of the Board (“Governance Committee”) recommended the nomination, which the Board approved, of the following individuals for election to the Board for a term that will expire at the 2025 annual meeting of stockholders or until their respective successors shall be elected and duly qualified: Edie A. Ames; Alexander L. Cappello; Khanh Collins; Adam S. Gordon; Jerome I. Kransdorf; Janice L. Meyer; Laurence B. Mindel; David Overton; and David B. Pittaway. All nominees are current directors of the Company. For biographical information regarding the director nominees, please see the section entitled “Our Board of Director Nominees” in this Proxy Statement.
Nominees.   Our Director nominees exhibit diverse backgrounds, experience, skills, tenure and perspectives that uniquely contribute to the success of our business. The information provided below is as of the date of this Proxy Statement.
DIRECTOR EXPERTISE
BOARD DIVERSITY MATRIX

David Overton Director Since: 1992 Age: 77
Mr. Overton has served as our Chairman of the Board and Chief Executive Officer since our incorporation in 1992. He co-founded the Company with his parents, Evelyn and Oscar Overton. Mr. Overton created the namesake concept and opened the first The Cheesecake Factory restaurant in 1978 in Beverly Hills, California. He has grown The Cheesecake Factory® into an international brand and created three other concepts, Grand Lux Cafe®, RockSugar Southeast Asian Kitchen® and Social Monk Asian Kitchen®. Under Mr. Overton’s leadership, the Company acquired FRC, including the North Italia® brand.
Other Experience:
•
Founding member and director of The Cheesecake Factory Oscar and Evelyn Overton Charitable Foundation, a 501(c)(3) qualified, non-profit charitable organization

Awards and Recognition:
•
Elliott Group’s Legacy Award, recognizing excellence in leadership, lifetime achievement, and contributions of outstanding significance

•
International Foodservice Manufacturers Association “Silver Plate Award,” recognizing the most outstanding and innovative talent in foodservice operations

•
“Executive of the Year Award” from Restaurants & Institutions Magazine

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“MenuMasters Hall of Fame Award” and “Golden Chain Award” from Nation’s Restaurant News, for outstanding contributions to menu design and foodservice research and development

•
“Entrepreneur of the Year” in the Food Services category for the Los Angeles region by Ernst & Young, for demonstrated excellence and extraordinary success in innovation, performance and personal commitment to The

Cheesecake Factory and the communities our restaurants serve
•
Leadership Roundtable-Industry Leadership Award

Qualifications:
When evaluating Mr. Overton’s qualifications for continuation of his Board service, the Governance Committee and the Board considered Mr. Overton’s essential leadership role with us, his unique perspective and understanding of our mission, vision and values, the extent and depth of his knowledge and experience related to us and our concepts and the importance of Mr. Overton’s strategic vision.

Edie A. Ames Director Since: 2016 Age: 57 Committee: Compensation
Ms. Ames has over 35 years of restaurant industry experience across the casual dining, fast casual and fine dining segments.
Business Experience:
•
Chief Executive Officer of Tastes on the Fly Airport Restaurant Group (2019-Present)

•
Chief Executive Officer of The Pie Hole, a fast casual dining restaurant (2018-2019)

•
President of The Counter and BUILT® Custom Burgers (2015-2018)

•
Executive Vice President of Wolfgang Puck Catering (2013-2015)

•
Chief Operating Officer of Real Mex Restaurants (2011-2013) and Del Frisco’s Restaurant Group (2010-2011)

•
President of Morton’s Restaurant Group (2005-2010)

•
Various roles at California Pizza Kitchen, Inc. (1993-2005)

Qualifications:
When evaluating Ms. Ames’ qualifications for Board service, the Governance Committee and the Board considered Ms. Ames’ more than 35 years of restaurant industry experience, including operational experience, domestic and international licensing and franchise experience, and her numerous leadership roles with a variety of restaurant concepts across the casual dining, fast casual and fine dining segments.

Alexander L. Cappello Director Since: 2008 Age: 68 Committees: Audit; Compensation (Chairperson)
Mr. Cappello has led several public and private companies over the past 51 years.
Business Experience:
•
Chairman and Chief Executive Officer of Cappello Global, LLC (1996-Present) and of numerous Cappello entities, including a merchant bank and investment banks, whose principals have transacted business since 1973.

Public Company Boards:
•
Lead director of Virco Manufacturing Corporation (Nasdaq) (2016-2023)

•
Chairman of Navidea Biopharmaceuticals (NYSE) (2021-2023)

•
Director of Genius Products Inc. (Nasdaq) (2004-2005)

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Chairman of Inter-Tel (Nasdaq) (2005-2007)

Other Experience:
•
Former Director of Cytrx

•
Director of Koo Koo Roo, Inc. (1997-1998)

•
Former Chairman of Intelligent Energy, PLC

•
Former Chairman of Geothermal Resources Intl. (AMEX)

•
Trustee of University of Southern California (2005-2010)

Qualifications:
When evaluating Mr. Cappello’s qualifications for continuation of his Board service, the Governance Committee and the Board considered Mr. Cappello’s extensive executive management and financial background, international business, management and marketing experience, former service on the boards of other public companies, including another restaurant company, experience with alternative energy sources and his corporate governance expertise. The Governance Committee and the Board have determined that Mr. Cappello’s experience qualifies him to serve as an “audit committee financial expert” on our Board.

Khanh Collins Director Since: 2021 Age: 60 Committee: Governance
Ms. Collins has over 33 years of restaurant industry experience in fine casual, full-service casual and fine dining.
Business Experience:
•
Chief Executive Officer of the Sustainable Restaurant Group, whose brands include, among others, Bamboo Sushi, Sizzle Pie, Submarine Hospitality and Mr. West (2023-Present)

•
Senior Vice President, Retail Food Group for Thompson Hospitality, a food service management company (2019-2022)

•
Vice President of U.S. Operations and Global Training for the ONE Group/STK (2018-2019)

•
Chief Operating Officer and Senior Vice President of Bravo Brio Restaurant Group (2013-2018)

•
Various roles at McCormick and Schmick Seafood Restaurants (1996-2012)

Qualifications:
When evaluating Ms. Collins’ qualification for Board service, the Governance Committee and the Board considered Ms. Collins’ more than 33 years’ experience in the restaurant industry and her expertise in human capital management.

Adam S. Gordon Director Since: 2022 Age: 57 Committee: Compensation
Mr. Gordon has over 33 years of experience in real estate management and development and global marketing and publicity.
Business Experience:
•
Managing director of Gordon Property Group, a real estate management and development company. In this role, he is in charge of marketing and strategic relationships for commercial buildings and other properties. (2019-Present)

•
President of ASG Global Entertainment, a production and marketing company he founded (2016-Present)

•
Former Executive Director of Publicity, Sony Pictures International, leading publicity and awards campaigns (1991-2003)

Qualifications:
When evaluating Mr. Gordon’s qualifications for Board service, the Governance Committee and the Board considered his extensive background in global marketing and promotions and his deep experience in the entertainment industry.

Jerome I. Kransdorf Director Since: 1997 Age: 85 Committees: Compensation; Governance (Chairperson)
Mr. Kransdorf has extensive investment management experience. Mr. Kransdorf serves as our lead director.
Business Experience:
•
President Emeritus (since 2014) of JaK Direct, a division of Muriel Siebert & Co., Inc. where he worked from 2001 to 2014

•
Former Senior Vice President, J. & W. Seligman & Co. Incorporated, an investment advisory firm (1997-2001)

•
Investment and senior management roles, Wertheim & Co. and its successor companies (1959-1997)

Qualifications:
When evaluating Mr. Kransdorf’s qualifications for continuation of his Board service, the Governance Committee and the Board considered Mr. Kransdorf’s extensive investment management experience, his depth of knowledge and experience specific to us.

Janice L. Meyer Director Since: 2020 Age: 64 Committee: Audit
Ms. Meyer has over 29 years of restaurant investment experience.
Business Experience:
•
Co-Founder and Managing Partner of Rellevant Partners, a private equity firm (2019-Present)

•
Managing Director and Senior Restaurant Analyst in the Equity Research Department of Donaldson Lufkin & Jenrette, which was acquired by Credit Suisse Group AG (NYSE) in 2000 (1998-2008)

•
Managing Director in the investment banking division of Morgan Stanley (NYSE) (2008-2010)

Other Experience:
•
Director at Tillster, Inc., a food ordering and delivery technology company (2007-Present)

•
Director at Rasa Worldwide, Inc, a company specializing in fast-casual Indian food (2022-Present)

•
Director of Chopt Creative Salad Co. (now known as Founders Table Restaurant Group), a fast casual restaurant group (2010-2013)

•
Trustee of the Windward School in New York (2015-2023)

Qualifications:
When evaluating Ms. Meyer’s qualifications for Board service, the Governance Committee and the Board considered Ms. Meyer’s more than 29 years’ experience in the restaurant industry, extensive restaurant specific financial background and experience as a restaurant stock analyst. The Governance Committee and the Board has determined that Ms. Meyer’s experience qualifies her to serve as an “audit committee financial expert” on our Board.

Laurence B. Mindel Director Since: 2012 Age: 86 Committees: Compensation; Governance
Mr. Mindel has more than 54 years of experience as a restaurant creator, developer and operator.
Business Experience:
•
Managing Partner of Poggio Trattoria, an award-winning Italian restaurant in Sausalito, CA (2003-Present)

•
Managing Partner of Copita Tequileria Y Comida, a “modern” Mexican restaurant in Sausalito, CA (2012-Present)

•
Managing Partner of Convivo, a “nomad Italian” restaurant in Santa Barbara, CA (2016-Present)

•
Co-founder of Spectrum Foods whose restaurant portfolio once included, among others, California-based restaurants Ciao, Prego, MacArthur Park, Guaymas and Harry’s Bar. Following the acquisition of Spectrum Foods by Saga Corp. (NYSE) in 1984, Mr. Mindel served as President of Saga’s restaurant group where he directed the operations of more than 200 restaurants with combined revenue of over $375 million (1984-1986)

•
Founder of Il Fornaio, a restaurant and bakery company which became public in 1997 (Nasdaq) and was subsequently taken private in 2001 (1986-2011)

Awards and Recognition:
•
Nation’s Restaurant News “Golden Chain” award

•
International Foodservice Manufacturers Association “Gold Plate” award

•
Food Arts Magazine “Silver Spoon” award

•
Leadership Roundtable Conference award for Distinguished & Exemplary Leadership in the Food Service Industry

•
Inducted into the California Restaurant Association’s Hall of Fame

•
The first American and the first person of non-Italian descent to be awarded the Caterina de Medici Medal from the Italian government, recognizing excellence in the preservation of Italian heritage outside of Italy

Qualifications:
When evaluating Mr. Mindel’s qualifications for continuation of his Board service, the Governance Committee and the Board considered Mr. Mindel’s more than 54 years’ experience in the restaurant industry, both as a concept creator and an operator and his experience guiding a publicly-traded restaurant company.

David B. Pittaway Director Since: 2009 Age: 72 Committee: Audit (Chairperson)
Mr. Pittaway has more than 35 years of experience in finance, investment banking and private equity.
Business Experience:
•
Vice Chairman, Senior Managing Director, Senior Vice President, Secretary and Chief Compliance Officer of Castle Harlan, Inc., a private equity firm (1987-Present)

•
Vice Chairman and Chief Compliance Officer of Branford Castle, Inc., an investment company (October 1986-Present)

•
Director and Vice Chairman of Branford Chain, Inc. (1987-Present)

•
Vice President and Chief Financial Officer of Branford Chain, Inc. (1987-1998)

•
Vice President of Strategic Planning and Assistant to the President of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm (1985-1986)

Public Company Boards:
•
Director of Shelf Drilling, Inc. (OSLO) (2015-Present)

•
Director of Bravo Brio Restaurant Group (Nasdaq) (2006-2018)

•
Director of Morton’s Restaurant Group (NYSE) (1988-2012)

•
Director of McCormick & Schmick’s Seafood Restaurants (Nasdaq) (1994-1997 and 2002-2009)

•
Director of Dave & Buster’s, Inc. (Nasdaq) (2003-2006)

Other Experience:
•
Director of Caribbean Restaurants, Inc. (2004-2023)

•
Director of TooJays Restaurants (2013-2020)

•
Director of Colyar Technologies, Inc. (2019-2020)

•
Director of Gold Star Foods, Inc. (2014-2019)

•
Director and co-founder of the Armed Forces Reserve Family Assistance Fund

•
Audit Committee member of the University of Kansas Endowment Association Board of Trustees

Qualifications:
When evaluating Mr. Pittaway’s qualifications for continuation of his Board service, the Governance Committee and the Board considered his extensive financial and industry experience, including his service on audit committees of other public restaurant companies, his compliance background and familiarity with SEC rules and regulations related to public companies. The Governance Committee and the Board has determined that Mr. Pittaway’s experience qualifies him to serve as an “audit committee financial expert” on our Board.

Except as set forth above, each nominee has been engaged in his or her principal occupation described above during the past five years. There are no family relationships between any of our directors or executive officers as defined under SEC rules.

Unless a stockholder specifies otherwise, the shares represented by each returned proxy will be voted FOR the election of Mses. Edie A. Ames, Khanh Collins and Janice L. Meyer, and Messrs. Alexander L. Cappello, Adam S. Gordon, Jerome I. Kransdorf, Laurence B. Mindel, David Overton and David B. Pittaway.
In the event any of the nominees becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee designated by the Board to fill the vacancy.
Required Vote.   Our Bylaws provide that, in the election of directors, nominees shall be elected by a plurality of the votes cast by the holders of shares present in person (including via the virtual platform) or represented by proxy at the Annual Meeting; provided that each nominee must agree that, if elected, he or she will submit an irrevocable resignation for consideration by the Board that will be effective upon (i) such director’s failure to receive a majority of votes cast in any uncontested election at which he or she is subject to reelection, and (ii) acceptance of that resignation by the Board. Each of the nominees included in this proposal has so agreed. An uncontested election (such as the election held at this Annual Meeting) means that the number of nominees for director does not exceed the number of directors to be elected at that meeting. A majority of votes cast means that the number of shares cast “FOR” a nominee’s election exceeds the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes are not considered votes cast and, therefore, will have no effect on the outcome of the vote.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EDIE A. AMES, ALEXANDER L. CAPPELLO, KHANH COLLINS, ADAM S. GORDON, JEROME I. KRANSDORF, LAURENCE B. MINDEL, JANICE L. MEYER, DAVID OVERTON AND DAVID B. PITTAWAY TO THE BOARD.

THE BOARD AND CORPORATE GOVERNANCE
Director Nominations Process
The Board has adopted “Policies and Procedures Regarding Board of Director Candidates” (the “Nominations Policy”), which describes the process by which candidates are selected for possible inclusion in the Board’s recommended slate of director nominees. Our Nominations Policy expresses the Board’s commitment to actively seek highly-qualified candidates possessing diversity of gender and ethnicity to include in the pool from which nominees are chosen. The Nominations Policy is available on our website at investors.thecheesecakefactory.com, by clicking on the link for “Governance.” The Board also considers stockholder guidelines, developments in state laws, and Nasdaq listing standards with respect to board diversity. The Governance Committee administers the Nominations Policy and is responsible for identifying candidates for nomination or appointment to the Board. To fulfill this function, the Governance Committee reviews, at least annually, the size and composition of the Board and its committees, including the number of directors eligible for election at the annual meeting of stockholders. The Governance Committee may solicit recommendations for nominees from directors, members of management or others. In addition, the Governance Committee will consider recommendations of a stockholder of record or beneficial owner that complies with the Nominations Policy.
Minimum Qualifications.   The Nominations Policy contains the following minimum qualifications for candidates for nomination to the Board:
•
Pursuant to our Bylaws, each candidate nominated by a stockholder must consent in writing to be named in our proxy statement as a nominee and to serve as a director of the Company if elected.

•
Pursuant to our Bylaws, each candidate must agree that if elected he or she will submit an irrevocable resignation to our Company’s Secretary promptly following his or her election or reelection that will be effective upon (i) such director’s failure to receive a “majority vote” for reelection in any “uncontested election” (as those terms are defined in our Bylaws) at which he or she is subject to reelection; and (ii) acceptance of that resignation by the Board in accordance with the Bylaws and any policies and procedures adopted by the Board for such purposes.

•
Each candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.

•
Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

•
Each candidate must be prepared to participate fully in Board activities, including (with respect to non-employee candidates) active membership on Board committee(s) if appointed as a committee member, and not have other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

Criteria for Evaluating Candidates; Diversity.   Our Board believes director diversity enhances dialogue in the boardroom, contributing to thorough analysis of proposals and informed decision-making. The Governance Committee seeks to further develop the diverse characteristics of the Board with the goal of enhancing the Board’s ability to adequately perform its responsibilities and adhere to good corporate governance practices.
In evaluating nominations, the Governance Committee takes into consideration the overall composition of the Board, the balance of different capabilities and overall diversity in its broadest sense including in the areas of personal and professional experiences; age; gender; ethnicity; geography; financial and managerial and operational knowledge; variety of opinions and perspectives; and other differentiating characteristics.
In addition, the Governance Committee is committed to actively seeking highly-qualified candidates who reflect diversity of gender and ethnicity to include in the pool from which Board nominees are chosen, including candidates from non-executive corporate positions and non-traditional environments.

The Governance Committee periodically reviews and assesses the effectiveness of the practices used in considering potential director candidates. Following this review, the Governance Committee presents any recommendation for changes of the policy or protocols to the Board.
The Governance Committee considers the following criteria, among other factors, in evaluating candidates for nomination in light of the size and composition of the Board and its committees:
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Satisfaction of the minimum qualifications established by the Governance Committee.

•
Education and other training.

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Relevant personal and professional background, including financial, managerial and operational skills and knowledge and experience in both corporate and non-traditional environments, such as government, academia and non-profit organizations.

•
Whether the candidate would qualify as an “independent” director as defined by Nasdaq’s listing standards.

•
The candidate’s reputation for judgment and honesty.

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The existence of any of the relationships described in Item 407(e)(4) of Regulation S-K (“Compensation Committee Interlocks and Insider Participation”).

•
The number and identity of any other boards of directors of which the candidate is a member.

•
Other professional and personal commitments that could affect the candidate’s ability to serve.

Stockholder Recommendations to the Governance Committee for Nomination of Directors.   The Nominations Policy provides that the Governance Committee will consider recommendations for nominations submitted by stockholders of record or beneficial owners. In order to give the Governance Committee sufficient time to evaluate a recommended candidate, the recommendation should be received by our Secretary at our principal executive offices not later than the 120th calendar day before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting of stockholders. With respect to the 2025 annual meeting of stockholders, recommendations must be received on or before December 19, 2024. In the case of a special meeting called for the election of one or more directors, a recommendation should be received by our Secretary no later than the close of business on the tenth day following the date on which we make public disclosure of the meeting date. The stockholder’s recommendation must include all of the following:
•
The stockholder’s name, address and telephone number.

•
The recommended candidate’s name, address and telephone number.

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The written consent of the recommended candidate to be named in our proxy statement and to serve as a director if nominated, elected or appointed, and qualified to serve.

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A description of all arrangements or understandings in connection with such recommendation between the stockholder and the recommended candidate or between the stockholder and any other person or persons (including their names).

•
A description of any business, familial or other financial or personal relationship between the stockholder and the recommended candidate.

•
Information regarding the recommended candidate as to each of the criteria identified above for evaluating recommendations.

Evaluation of Candidates.   All qualified candidates identified through the process outlined above, including incumbents, will be evaluated based on the same criteria. If, based on the initial evaluation, a new candidate continues to be of interest, the Chair of the Governance Committee will interview the candidate and communicate his or her evaluation to the other committee members and the Chairman of the Board. Other members of the Governance Committee and senior management will conduct subsequent interviews. Ultimately, background and reference checks will be conducted, and the Governance Committee will meet to finalize its list of recommended candidates for consideration by the full Board. If an incumbent is nominated, the interview process may be abbreviated at the discretion of the Chair of the Governance Committee. If the

Chair of the Governance Committee is being considered for re-nomination, the other Governance Committee members may appoint another member of the Governance Committee to head the review process for the Chair’s reconsideration.
Future Revisions to the Nominations Policy.   The Governance Committee’s Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of the director nominations process. The Governance Committee intends to review this policy and procedure at least annually and anticipates that modifications will be necessary from time to time as our needs and circumstances evolve, and to conform with changes in applicable legal or listing standards.
General Nomination Right of All Stockholders.   Stockholders may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the advance notice, information and consent provisions contained in our Bylaws. Our Bylaws provide that no person may solicit proxies in support of a nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Exchange Act, including applicable notice and solicitation requirements. Stockholder nominations for the election of directors may be made only by a stockholder of record on both the date of giving notice and on the record date for such meeting by giving timely written notice to our Secretary at our principal executive offices. Such notice must be received by the Secretary no less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders for a meeting date that is not within 30 days before or after the anniversary of the immediately preceding annual meeting of stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such notice was mailed or such public disclosure was made, whichever is first, or no less than 90 days nor more than 120 days prior to the annual meeting. For further information on the timely nomination of a person for election as a director of the Company at the 2025 annual meeting of stockholders, see “Stockholder Proposals for the 2025 Annual Meeting of Stockholders.”
In the event we increase the number of directors to be elected and we make no public announcement at least 100 days prior to the first anniversary of the preceding year’s annual meeting that names all of the nominees for director or specifies the size of the increased Board, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if the notice is delivered to, or mailed and received at, our principal executive offices (addressed to our Secretary) not later than ten days following the day on which we make the public announcement. In the case of a special meeting of stockholders called for the purpose of electing directors, notice will be timely if the stockholder provides written notice to our Secretary not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or such public disclosure of the meeting date was made, whichever first occurs, or no less than 90 or more than 120 days prior to the meeting. The stockholder’s notice must include all of the information required by our Bylaws, and the Bylaws require any candidate for the Board nominated by a stockholder to provide certain background information and representations regarding disclosure of voting or compensation arrangements, compliance with the Company’s policies and guidelines, intention to deliver an irrevocable resignation in accordance with the Bylaws, and intent to serve the entire term.
The foregoing summary is not a complete description of the provisions of our Bylaws pertaining to stockholder nominations and proxies. Stockholders may obtain, without charge, a copy of our Bylaws upon written request to our Secretary at our principal executive offices. Our Bylaws are also available on our website at investors.thecheesecakefactory.com, by clicking on the link for “Governance.”
Qualifications of Current Directors and Director Nominees.   The Governance Committee of the Board evaluates the qualifications of our director nominees prior to each annual meeting of stockholders. As part of this evaluation process, the Governance Committee reviews the current composition of the Board and assesses whether the qualifications of each director continue to meet the Governance Committee’s requirements for Board service.
Our Board of Director Nominees
The Governance Committee recommended, and our Board nominated, nine of our current directors for re-election at the Annual Meeting to serve a one-year term expiring at the 2025 annual meeting of stockholders or until their respective successors shall be elected and qualified. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the nine nominees named in Proposal 1 to this Proxy Statement.
General.   Our Bylaws provide for a board of directors consisting of no less than five and no more than thirteen members. The exact number within this range is determined by resolution of the Board. The Board currently has set the number of directors at nine.
Director Independence
The Board has determined each of the following directors to be an “independent director” as defined under Nasdaq rules: Edie A. Ames; Alexander L. Cappello; Khanh Collins; Adam S. Gordon; Jerome I. Kransdorf; Janice L. Meyer; Laurence B. Mindel; and David B. Pittaway. In this Proxy Statement, each of these eight directors is referred to individually as an “Independent Director” and they are referred to collectively as the “Independent Directors.”
Board Leadership Structure and Lead Director
Our Chief Executive Officer, David Overton, also serves as Chairman of our Board. Mr. Overton, who founded the Company along with his parents, Oscar and Evelyn Overton, was the driving force behind the creation and opening of The Cheesecake Factory restaurant concept and has served in a combined role as Chief Executive Officer and Chairman since 1992. We believe this leadership structure enables Mr. Overton to function as the critical link between the Board and the operating organization. It also streamlines communications with and among the Board on key topics such as our strategic objectives, long-term planning, capital allocation, and enterprise risk management.
In addition to Mr. Overton’s leadership on the Board, we determined that the appointment of an independent, lead director (“Lead Director”) would be appropriate in order to establish another layer of Board oversight, share certain responsibilities with, and facilitate communication between, our Chairman and our Independent Directors, and continue to follow best practices in corporate governance. To this end, the Board adopted a policy regarding the appointment of a Lead Director—one Independent Director who is selected annually by the Independent Directors. Mr. Kransdorf currently serves as Lead Director.
The Lead Director presides at executive sessions of the Independent Directors, serves as principal liaison between the Independent Directors and the Chairman, works with the Chairman to set and approve the schedule and agenda for meetings of our Board and its committees, directs the retention of advisors and consultants who report directly to the Board, serves as liaison for consultation and communication with stockholders, oversees the annual evaluation of our Board and its committees and evaluates, in cooperation with the Compensation Committee of the Board (“Compensation Committee”) and all members of the Board, the Chief Executive Officer’s performance. For information on our Board leadership, including the role of our Chairman and Lead Director, please see the section below entitled “Corporate Governance Principles and Guidelines; Corporate Governance Materials Available on Our Website.”
Role of the Board in Risk Oversight
While the Audit Committee of the Board (“Audit Committee”) monitors risks related to our financial statements, the Board has determined that oversight of Company-wide risk should remain with the full Board due to the strategic nature of enterprise risk management and the Board’s desire to receive feedback from a broad spectrum of disciplines regarding management’s plans with respect thereto. The Board meets periodically with our management to review the effectiveness of processes for identifying and managing significant risks, including cybersecurity risk. The Board also reviews with management the strategic objectives that may be affected by identified risks, the level of appropriate risk tolerance, our plans for monitoring, mitigating and controlling risk, the effectiveness of such plans and our disclosure of risk.
The Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding the Company’s policies on environmental, social and governance (“ESG”) matters and CSR practices.

Meeting Attendance
During fiscal 2023, the Board held eight meetings and the Independent Directors held two executive sessions without management present. Meetings include both in-person, telephonic, and video conference meetings. For information regarding committee composition and number of committee meetings held during fiscal 2023, please see the section below entitled “Committees of the Board of Directors.” All of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served while they were on the Board in fiscal 2023.
Our Board members are encouraged to attend our annual meeting of stockholders and all of our directors were present at the 2023 virtual annual meeting.
Committees of the Board of Directors
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Committee membership as of the date of this Proxy Statement is as follows:
COMMITTEES OF THE BOARD OF DIRECTORS
Board Member	Audit Committee	Compensation Committee(1)	Corporate Governance and Nominating Committee(1)
David Overton, Chairman of the Board	—	—	—
Edie A. Ames	—	Member	—
Alexander L. Cappello	Member*	Chair	—
Khanh Collins	—	—	Member
Adam S. Gordon	—	Member	—
Jerome I. Kransdorf, Lead Director	—	Member	Chair
Janice L. Meyer	Member*	—	—
Laurence B. Mindel	—	Member	Member
David B. Pittaway	Chair*	—	—

*
Designated by the Board as an “audit committee financial expert.”

(1)
On March 7, 2024, Herbert Simon notified the Board of his intention to retire from the Board, effective immediately. Prior to his retirement, Mr. Simon was a member of the Compensation and Corporate Governance and Nominating Committees.

The Board determined that each member of the committees of the Board in service for all of fiscal 2023 met the independence requirements applicable to those committees under SEC and Nasdaq rules. The Governance Committee recommends committee membership and chair assignments to the Board, which the Board considers when making committee membership and committee chair assignments at its meeting generally held in conjunction with each annual meeting of stockholders. Changes to committee assignments are also made from time to time during the course of the year, as deemed appropriate by the Board. The role of each committee is described below.
Audit Committee.   The Audit Committee operates pursuant to a written charter and is primarily responsible for monitoring the quality and integrity of our financial statements and internal controls over financial reporting; our compliance with legal and regulatory requirements, including reviewing cybersecurity risks identified by management; our independent registered accounting firm’s qualifications and independence; and the performance of our internal audit function and independent registered accounting firm. The Audit Committee provides an avenue of communication among our independent registered accounting firm, management, the internal audit function and the Board and issues the report of the Audit Committee required by the SEC to be included in this Proxy Statement. Our Director of Internal Audit reports directly to the Audit Committee and is responsible for conducting comprehensive audits of our internal financial controls and the operational effectiveness of related activities and systems.
The Audit Committee conducts an annual performance evaluation of its composition, compliance procedures, financial oversight responsibilities and other matters. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered accounting firm engaged to issue an audit report or perform other audit, review or attest services. The Audit Committee pre-approves the audit work, as well as all non-audit work, to be performed by our external auditors after considering its permissibility under SEC rules and its impact on our independent registered accounting firm’s independence. The Audit Committee also reviews material written communications our independent registered accounting firm may provide to management and discusses any concerns with the auditors and management.
Pursuant to its charter, the Audit Committee reviews our policies and procedures relating to conflicts of interest and approves any proposed “related party transaction.” For this purpose, “related party transaction” means a transaction between the Company and a related person that is required to be disclosed pursuant to Item 404 of Regulation S-K adopted by the SEC. For a discussion of our policies with respect thereto, see “Policies Regarding Review, Approval or Ratification of Transactions with Related Persons” in this Proxy Statement. The Audit Committee conducts an annual evaluation of its charter.
Compensation Committee.   The Compensation Committee operates pursuant to a written charter. The Compensation Committee is responsible for determining the compensation of our Chief Executive Officer and all of our other executive officers. The Compensation Committee reviews and approves all employment, retention and severance agreements for executive officers and causes to be prepared the report of the Compensation Committee required by the SEC to be included in this Proxy Statement. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation advisor retained by the Compensation Committee. The Compensation Committee also makes recommendations to the Board concerning non-employee director compensation.
The Compensation Committee annually reviews and discusses with management the Company’s compensation policies to assess any risks reasonably likely to have a material adverse effect on the Company. The Compensation Committee is also tasked with overseeing or making recommendations to the Board with respect to: (i) stock ownership guidelines for executive officers and monitoring compliance therewith; (ii) policies governing “insider” trading, hedging and pledging of Company stock and reviewing compliance therewith; and (iii) any clawback policies. The Compensation Committee also advises the Board on management proposals to stockholders on executive compensation matters, including advisory votes on executive compensation and frequency of such votes, and proposals received from stockholders on executive compensation matters. The Compensation Committee is charged with reviewing the results of such votes and considering any implications in connection with the Compensation Committee’s ongoing determinations and recommendations regarding the Company’s executive compensation policies and practice.
The Compensation Committee is also responsible for the recoupment of any erroneously awarded incentive-based compensation paid to our current or former executive officers in the event we are required by applicable law or applicable accounting or auditing principles to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Compensation Committee additionally has discretion to recoup bonus and/or equity awards paid from a current or former executive officer who engaged in fraud or intentional misconduct contributing to the need for such a restatement in accordance with the Company’s Clawback Policy (defined below).
The Compensation Committee approves and administers our incentive compensation programs, including our long-term equity and short-term bonus incentive plans. The Compensation Committee makes recommendations to the Board with respect to incentive and equity compensation plan structure and periodically reviews and makes recommendations concerning existing or new executive compensation, performance incentives, employee benefits, stock plans and management perquisites. The Compensation Committee authorizes and approves all grants of equity compensation to our employees under our equity compensation plan. See “Oversight of Named Executive Officer Compensation” for additional information regarding our process for determining executive compensation, including the role of Frederic W. Cook & Co., Inc., the Compensation Committee’s independent compensation consultant, and the Chief Executive Officer. The Compensation Committee conducts an annual evaluation of its charter.
Governance Committee.   The Governance Committee operates pursuant to a written charter. The Governance Committee is responsible for evaluating issues and developments related to corporate governance and making recommendations to the Board with respect to corporate governance standards, corporate governance proposals from stockholders, and policies on ESG matters and CSR practices, and the establishment and composition of committees of the Board. The Governance Committee is responsible for overseeing and recommending programs and activities for the continuing education of directors. The Governance Committee also identifies potential candidates for nomination or appointment as directors and makes recommendations to the Board concerning nominees to be presented for stockholder approval and to fill any vacancies. The Governance Committee assists the Chief Executive Officer in succession planning for key executive positions. The Governance Committee conducts an annual evaluation of its charter.
Committee Charters.   All of our committee charters are available on our website. For information on where to access these documents, please see the section entitled “Corporate Governance Principles and Guidelines; Corporate Governance Materials Available on Our Website.”
Designation of Audit Committee Financial Experts
With the assistance of our outside legal counsel, the Board has determined that David B. Pittaway, Alexander L. Cappello and Janice Meyer are each an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K adopted by the SEC.
Corporate Governance Principles and Guidelines; Corporate Governance Materials Available on Our Website
Our Board is committed to ethical business practices and believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. In the spirit of this commitment, the Board has adopted the “Corporate Governance Principles and Guidelines” (“Corporate Governance Guidelines”) which includes, among other topics, the size and operations of our Board and its committees, independence of directors, selection and responsibilities of our Lead Director, Board membership criteria, service by our directors on boards of other publicly-traded companies, director and executive officer stock ownership guidelines and our policy on communicating concerns to our Board.
Our Corporate Governance Guidelines, as well as other corporate governance information listed below, are available on our website at investors.thecheesecakefactory.com, by clicking on the link for “Governance”:
•
Bylaws

•
Code of Ethics for Executive Officers, Senior Financial Officers and Directors

•
Code of Ethics and Code of Business Conduct

•
Committee Charters (Audit Committee, Compensation Committee and Governance Committee)

•
Policies and Procedures Regarding Board of Director Candidates

Throughout this Proxy Statement, we may refer to various documents that are available on our website. The contents posted on, or accessible through, our website are not incorporated by reference into this Proxy Statement or any of our filings with the SEC and may be revised by us (in whole or in part) at any time and from time to time.
Our Code of Ethics and Code of Business Conduct provides that Company assets (cash, inventory, equipment, etc.) may not be contributed to any public candidate, political action committee, party or ballot measure without the advance written permission of the Company’s General Counsel. We did not make any such contributions in 2023.

Stockholder Engagement
We appreciate the relationships we have been able to foster with our stockholders and value their input. Members of our senior leadership team regularly engage in meaningful dialogue with our stockholders throughout the year on topics including business initiatives and results, strategy and capital allocation, and ESG initiatives. On occasion, members of the Board participate in these engagements with stockholders. In addition, we have developed an ongoing practice of discussing important governance issues with our stockholders in an effort to continuously improve our governance processes and communication. These engagements routinely cover corporate governance, executive compensation, environmental and social programs and goals and other topics that may be important to us or our stockholders at the time. We generally hold these discussions during the fall but may request engagement at other times if warranted. We share feedback we receive with other members of our senior leadership team and board of directors for consideration and discussion.
Stockholder Communications with the Board
Our Corporate Governance Guidelines described above include the policy our Board has adopted for stockholders and employees who wish to communicate any concern directly to the Board. Please refer to Section VI of our Corporate Governance Guidelines at investors.thecheesecakefactory.com for a description of this process.
Corporate Social Responsibility
In 2023 we updated on our progress toward our CSR goals through our 2022 CSR Report, which details programs and initiatives across our operations with respect to our staff, our sourcing, our environmental impact and our support for the communities where we operate. Some highlights of our efforts and accomplishments in this regard are included below and further information is described in our most recent CSR update.
People and Communities

•
In 2024 we were recognized by FORTUNE® Magazine as one of the “100 Best Companies to Work For®” for an eleventh consecutive year. In 2023 we were named one of the FORTUNE® “Best Workplaces for Millennials”™ and we were named to PEOPLE® Magazine’s list of Companies that Care®.

•
Our fiscal 2023 combined internal management promotion rate at The Cheesecake Factory, Grand Lux Cafe and North Italia concepts was a combined 41%.

•
In fiscal 2023 The Cheesecake Factory, Grand Lux Cafe and North Italia management attrition rate was 20% and our combined non-management attrition rate was 79%, compared to the upscale casual combined rolling 12-month industry averages of 33% and 94%, respectively, reported by Black Box Workforce Intelligence in December 2023.

Our Environment
•
The Cheesecake Factory restaurants, Grand Lux Cafe restaurants and bakeries participate in a food donation program which redirects surplus food away from landfills to local food banks and non-profit organizations. Since the program’s inception in 2007, we have donated more than 7.9 million pounds of food, including nearly 650,000 pounds in calendar 2023.

•
We have implemented food waste and organic diversion programs in 67 of our restaurants, which, combined with our recycling and food donation programs, helped us divert approximately 26% of our waste stream away from landfills in 2023.

•
We have committed to reducing our carbon emissions in alignment with the Paris Agreement.

•
We have committed to report in line with SBTi’s Forest, Land and Agriculture guidance and the draft Greenhouse Gas Protocol Land Sector and Removals guidance.

Our CSR Reports are available on our website at https://www.thecheesecakefactory.com/corporate-social-responsibility. The CSR Reports and other contents posted on, or accessible through, our website are not incorporated by reference into this Proxy Statement or any of our filings with the SEC and may be revised by us (in whole or in part) at any time and from time to time.
Compensation Committee Interlocks and Insider Participation
During fiscal 2023, Ms. Edie A. Ames and Messrs. Adam S. Gordon, Jerome I. Kransdorf, Laurence B. Mindel and Herbert Simon served on the Compensation Committee, with Mr. Alexander L. Cappello serving as its Chair. During fiscal 2023, no member of the Compensation Committee was an officer or employee of ours, a former officer of ours or of our subsidiaries or had a relationship requiring disclosure by us under Item 404 of Regulation S-K. None of our executive officers served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or the Compensation Committee during fiscal 2023.
Director Compensation
The Compensation Committee is responsible for periodically reviewing compensation payable to its non-employee directors for service on the Board or its designated committees and making recommendations to the Board concerning such compensation. In doing so, the Compensation Committee considers recommendations by Frederic W. Cook & Co., Inc. (“FW Cook”), its independent compensation consultant, which are informed by competitive analysis conducted by them as well as other factors, including, without limitation, each director’s responsibilities. The analysis conducted by FW Cook considers non-employee director compensation practices at the same peer companies used for the Compensation Committee’s evaluation of executive compensation and addresses prevalent market practices for non-employee director compensation. The Compensation Committee intends to set director compensation levels at or near the market median relative to non-employee directors at companies of comparable size, industry and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. Providing a competitive compensation package is important because it enables us to attract and retain highly-qualified non-employee directors who are critical to our long-term success. The Board reviews recommendations by the Compensation Committee and ultimately approves the non-employee director compensation program.
The FW Cook analysis conducted for fiscal 2023 affirmed that our director compensation program continues to be aligned with best practices as follows:
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Annual Fees.   No separate meeting fees are provided for Board meeting attendance.

•
Deferred Compensation Plan.   Board members are eligible to participate in our Executive Savings Plan, a non-qualified deferred compensation plan, by contributing all or a portion of their director fees and equity awards in the form of stock units to the plan. We do not match Board member contributions. See “Executive Compensation-Retirement Plans-Non-qualified Deferred Compensation” for more information.

•
Minimal Perquisites.   Each Independent Director is entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials. Independent Directors also receive dining privileges at our restaurants.

•
Stock Ownership Guidelines.   Pursuant to our stock ownership guidelines our Independent Directors are required to own a minimum number of shares of our common stock with a fair market value equal to four times the current annual cash fee for non-employee directors ($400,000 as of the end of fiscal 2023). Newly appointed directors are required to meet the guideline within five years of being appointed. For purposes of this policy, ownership includes any shares owned by a director or his or her immediate family members or held by him or her as part of a tax or estate plan in which the director retains beneficial ownership and unvested restricted stock or restricted stock units. The value of shares owned is calculated annually. In the event acquiring shares would result in a violation of our Special Trading Policy and Procedures, the director is required to comply with the guidelines as soon as reasonably feasible.

•
Prohibitions on Hedging and Pledging.   Members of our Board and our officers and staff members are prohibited from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale, or using our stock as collateral for margin loans.

The following table sets forth information regarding the non-employee director compensation program during fiscal 2023. Any member of the Board who is also an employee (for example, Mr. Overton) does not receive additional compensation for service on the Board or its committees.
Board of Directors Fees(1)	Fiscal 2023
Annual fee	$100,000
Annual equity grant or cash payment in lieu of equity grant(2)	$115,000
Lead Director annual fee	$25,000
Audit Committee Chair annual fee	$15,000
Compensation Committee Chair annual fee	$12,500
Governance Committee Chair annual fee	$10,000

(1)
All fees and cash payments are payable in equal monthly installments, as earned, following the end of each calendar month.

(2)
For fiscal 2023, eligible Independent Directors had the option to irrevocably elect in the prior year to receive either (i) an equity grant of fully vested shares of Company stock immediately following the annual shareholders meeting or (ii) a cash payment in lieu of such equity grant payable in equal monthly installments, as earned, following the end of each calendar month. Any Independent Director who has not acquired a sufficient number of shares of Company stock to satisfy the Company’s stock ownership guidelines (except in the case of a new director, who must acquire the required number of shares within five years of their appointment) is not eligible to receive the cash payment in lieu of equity and will receive their annual equity award in fully-vested common shares determined by dividing $115,000 by the closing price of the Company’s stock on the date of the award until he or she satisfies such guidelines.

The following table sets forth certain information regarding the compensation earned by each non-employee director who served on our Board in fiscal 2023. Mr. Overton, as our employee, is not a non-employee director and is not paid additional compensation for his services on our Board. None of our non-employee directors held stock options or restricted stock as of the end of fiscal 2023.
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(2)	Total ($)
Edie A. Ames(3)	$215,000	—	$13,500	$228,500
Alexander L. Cappello(4)	$119,500	$115,000	N/A	$234,500
Khanh (“Connie”) Collins(4)	$107,000	$115,000	N/A	$222,000
Adam S. Gordon(4)	$107,000	$115,000	N/A	$222,000
Jerome I. Kransdorf	$250,000	—	$51,437	$301,437
Janice Meyer(4)	$107,000	$115,000	N/A	$222,000
Laurence B. Mindel	$215,000	—	N/A	$215,000
David B. Pittaway(4)	$176,000	$57,500	N/A	$233,500
Herbert Simon	$215,000	—	N/A	$215,000

(1)
The amounts in this column represent the grant date fair value, computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of grants of fully vested shares of stock made to the applicable director in 2023. See Note 15 of the Notes to Consolidated Financial Statements in our Annual Report for information, including assumptions made, regarding the valuation of equity awards.
(2)
The amount in this column includes the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) and above market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, including earnings on non-qualified defined contribution plans.

(3)
All or a portion of these fees were paid into a non-qualified deferred compensation plan account administered under The Cheesecake Factory Incorporated Executive Savings Plan.

(4)
Amounts reported in the “Fees earned or paid in cash” column include payments made to eligible non-employee directors for their increased tax liability resulting from the late issuance of annual equity awards in 2023 in the amount of  $7,000 to each of Mr. Cappello, Ms. Collins, Mr. Gordon and Ms. Meyer and $3,500 to Mr. Pittaway. Due to administrative oversight, the automatic equity grants to eligible Independent Directors were not issued until July 2023 instead of immediately following the annual shareholders meeting in June 2023. To compensate eligible Independent Directors for their increased tax liability resulting from the late issuance of these shares, in October 2023 we made a $3,500 cash payment to Mr. Pittaway and cash payments of  $7,000 to each of Mr. Cappello, Ms. Collins, Mr. Gordon and Ms. Meyer.

Indemnification of Officers and Directors
As permitted by the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation limits the personal liability of our directors for monetary damages for breach of fiduciary duty of care as a director. Should the shareholders vote to approve Proposal 2, our Certificate of Incorporation would limit the personal liability of our officers for monetary damages for breach of the fiduciary duty of care as an officer for direct claims brought by a shareholder, as permitted by the DGCL. Liability for our officers and directors is not eliminated for (a) any breach of the director’s or officer’s duty of loyalty to us or our stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the DGCL, and/or (d) any transaction from which the director or officer derived an improper personal benefit. Our Certificate of Incorporation also provides that we shall indemnify and advance indemnification expenses on behalf of all directors and officers of ours to the fullest extent permitted by Delaware law. Article VIII of our Bylaws also requires us, subject to certain limitations, to indemnify directors and officers and advance expenses. The indemnification and advancement of expenses provisions of Article VIII are not exclusive of any other rights of indemnification or advancement of expenses.
We have also entered into indemnification agreements with all of our directors and Named Executive Officers. Each indemnification agreement requires us to indemnify and hold harmless the director or Named Executive Officer to the fullest extent authorized by the laws of the State of Delaware. Each indemnification agreement also requires us, subject to specific terms and conditions, to advance expenses to the director or officer. Each indemnification agreement also sets forth various procedures and definitions with respect to indemnification and advancement of expenses. We also are obligated to maintain directors’ and officers’ liability insurance. With specified exceptions, we are not obligated to provide indemnification or advance expenses with respect to actions initiated by the director or officer or to indemnify the director or officer in connection with proceedings by us to enforce non-compete or non-disclosure agreements. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.
Policies Regarding Review, Approval or Ratification of Transactions with Related Persons
In accordance with its charter, our Audit Committee reviews and approves any proposed transactions with a “related person.” Any related person transaction will be disclosed in the applicable filing as required by the rules promulgated by the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings as defined in Item 404 of Regulation S-K.

We had no reportable transactions with related persons required to be disclosed under Item 404 of Regulation S-K since the beginning of fiscal 2023.
Policies Regarding Hedging, Short Sales, Publicly Traded Derivatives, Margin Accounts and Pledges
The Board believes that ownership of the Company’s stock by the Company’s Board members, executive officers, and other staff members promotes alignment of interest with stockholders. The Board recognizes that transactions that are designed to hedge, establish downside price protection or otherwise offset declines in the market value of the Company’s stock owned by such persons can disrupt this alignment, undermine stock ownership guidelines and encourage imprudent risk-taking. The Board also recognizes that pledging the Company’s stock as collateral for indebtedness can be adverse to the interests of the Company’s stockholders because it creates the risk of unplanned and forced sales that could adversely impact the value of the Company’s stock. For these reasons, we have a policy prohibiting our Board members, executive officers and all other employees from engaging in short-term or speculative transactions in Company securities, including short sales and other forms of hedging (e.g., zero-cost collars and forward sale contracts), and trading in puts, calls or other derivative securities of the Company (other than stock purchases and sales in the listing market). In addition, no Board member or employee may hold the Company’s securities in a margin account or pledge such securities as collateral for a loan.

PROPOSAL TWO
Approval and Adoption of the Restated Certificate of Incorporation of The Cheesecake Factory Incorporated to Provide for the Exculpation of Officers as Permitted by the DGCL
The State of Delaware recently amended the DGCL to permit Delaware companies to exculpate their officers, in addition to their directors, for personal liability in certain limited circumstances. In light of this update, we are proposing to amend and restate the current Certificate of Incorporation of The Cheesecake Factory Incorporated (the “Certificate of Incorporation”) to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by the DGCL. The DGCL only permits, and our proposed Restated Certificate of Incorporation (as defined below) would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the corporation) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.
Officer exculpation is intended to enable our officers to exercise their business judgment in furtherance of the interests of our stockholders while minimizing the potential for distraction posed by frivolous lawsuits and costs which are often borne by the Company, either directly, through indemnification, or indirectly through higher insurance premiums.
Taking into account the limited claims for which officers’ liability would be exculpated, and the benefits, the Board determined that it is in the best interest of the Company and our stockholders to amend and restate the Certificate of Incorporation as described herein.
Accordingly, we ask our stockholders to vote on the following resolution:
“RESOLVED, that the Company’s stockholders approve the amendment and restatement of the Certificate of Incorporation to add a new Article FOURTEENTH, which shall read in its entirety as follows:
FOURTEENTH:    To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, an officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer. No amendment to or repeal of this Article FOURTEENTH shall apply to or have any effect on the liability or alleged liability of an officer of the Corporation for or with respect to any acts or omissions of such officer occurring prior to such amendment or repeal.”
Required Vote.    The approval and adoption of the amendment and restatement of the Certificate of Incorporation of The Cheesecake Factory Incorporated to provide for the exculpation of officers as permitted by the DGCL requires the affirmative vote of the majority of the outstanding shares. Abstentions will have the same effect as votes “AGAINST” the proposal. The adoption of the Restated Certificate of Incorporation is not a routine matter under applicable rules. As a result, there may be broker non-votes on Proposal 2. Broker non-votes will have the same effect as votes “AGAINST” the proposal. If approved, these changes to our Certificate of Incorporation will become effective upon the filing of a Restated Certificate of Incorporation, including the new Article FOURTEENTH (the “Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which shall be filed promptly after the Annual Meeting of Stockholders. A copy of the Restated Certificate of Incorporation contemplated by Proposal 2 marked to show changes against our current Certificate of Incorporation is attached hereto as Appendix B.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE CHEESECAKE FACTORY INCORPORATED TO PROVIDE FOR THE EXCULPATION OF OFFICERS AS PERMITTED BY THE DGCL.

PROPOSAL THREE
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm to conduct the audit of our consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2024. KPMG has served as our independent registered public accounting firm since fiscal year 2018. Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire.
Although our governing documents do not require us to submit this matter to stockholders, the Board believes that asking stockholders to ratify the appointment is consistent with best practices in corporate governance. If stockholders do not ratify the selection of KPMG, the Audit Committee will regard such vote as a direction to consider the selection of a different independent registered public accounting firm. Even if the selection of KPMG is ratified by the stockholders, the Audit Committee has the discretion to select a different independent registered public accounting firm at any time if it determines that a change would be in our and our stockholders’ best interests.
Independent Registered Public Accounting Firm Fees and Services.    The following table shows the fees for professional services by KPMG for the audit of our annual financial statements for the fiscal years ended January 2, 2024 and January 3, 2023, and fees for other services rendered by KPMG during that period. There were no fees related to tax compliance, advice or planning.
	Fiscal 2023	Fiscal 2022
Audit Fees(1)	$1,408,475	$1,380,788
All Other Fees(2)	19,077	161,165
Total Fees	$1,427,552	$1,541,953

(1)
Audit Fees represent fees for the audit of our annual financial statements, reviews of the related quarterly financial statements and services normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

(2)
All Other Fees represent fees for access to KPMG’s accounting literature research tool and accounting advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm.    The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. The Audit Committee also evaluates our independent registered public accounting firm’s lead engagement partner, who is rotated every five years. The Audit Committee’s charter grants to the Audit Committee sole authority to approve the independent auditor’s fee arrangements and other terms of service, and to preapprove any permitted non-audit services to be provided by the independent auditor. The charter allows the Audit Committee to delegate the preapproval of audit and permitted non-audit services to one or more of its members, provided that such members shall report any such approvals to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee considers whether such services are consistent with SEC rules on auditor independence as well as whether the independent auditor can provide the most effective and efficient service, for reasons such as familiarity with our business, staff members, culture, accounting systems, risk profile and other factors, and input from our management. The Audit Committee delegated the authority to address any requests for pre-approval of services between Audit Committee meetings to its Chair, provided that the amount of such fees for both audit and non-audit accounting services requested does not exceed $25,000 per fiscal quarter. The Chair is also required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee’s charter does not provide the Audit Committee with authority to delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm. The waiver of pre-approval provisions set forth in applicable rules of the SEC was not used to approve any of the services described above in fiscal 2023.
Required Vote.    The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2024 requires the affirmative vote of a majority of the shares present in person

(including via the virtual platform) or by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions will be included in the number of shares present and entitled to vote on this Proposal 3 and will have the effect of a vote “AGAINST” Proposal 3. This Proposal 3 is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected on Proposal 3.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The following Audit Committee report does not constitute soliciting material and is not deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference thereto.
As more fully described in its charter, the Audit Committee oversees our financial reporting and internal control processes on behalf of the Board, as well as the independent audit of our consolidated financial statements by the Company’s independent registered accounting firm. The Audit Committee is responsible for appointment, compensation and oversight of our independent registered accounting firm, including fee negotiation. When assessing the independence of the Company’s independent registered accounting firm, the Audit Committee will consider non-audit fees and services.
The Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered accounting firm for fiscal 2023, and the stockholders ratified that selection at the 2023 annual meeting of stockholders. Management has the primary responsibility for the Company’s financial statements and the financial reporting process, including our system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our audited financial statements for fiscal 2023 with management and KPMG. Management and KPMG represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.
The Audit Committee reviewed with KPMG such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 “Communications with Audit Committees.” In addition, the Audit Committee has discussed with KPMG the auditors’ independence from management and the Company, including the matters in the written disclosures from the independent auditors required by applicable requirements of the PCAOB regarding independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with KPMG the overall scope and plans for its audit. The Audit Committee periodically met with KPMG, with and without management present, to discuss the results of its audit, its evaluation of our internal controls and the overall quality of our financial reporting.
Based upon these reviews and discussions, the Audit Committee approved the recommendation of our management that the audited consolidated financial statements for the fiscal year ended January 2, 2024 be included in the Company’s Annual Report on Form 10-K filed with Securities and Exchange Commission.
Dated: April 3, 2024	Respectfully submitted,
David B. Pittaway, Chair Alexander L. Cappello Janice L. Meyer

PROPOSAL FOUR
Non-Binding, Advisory Vote to Approve Executive Compensation
In accordance with Section 14A of the “Exchange Act”, and as a matter of good corporate governance practices, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC (commonly referred to as a “say-on-pay vote”). Accordingly, you may vote on the following resolution at the 2024 Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure contained in this Proxy Statement, is hereby APPROVED.”
As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, our compensation programs are designed to motivate our executives to drive the success of our Company. We believe that our compensation programs play a material role in our ability to achieve strong financial results, even during difficult economic times, and attract, retain and motivate a highly experienced and successful team to manage our Company. Our compensation programs reward sustained performance that is aligned with long-term stockholder interests, with a balance of:
•
Short-term incentives (including annual cash incentives tied to pre-established adjusted earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”), adjusted Gross Contribution (bakery division only) and strategic performance goals),

•
long-term incentives (including stock options and restricted stock, that each generally fully vest over five years; with 50% of the annual grant value being comprised of restricted stock subject to achievement of pre-established total annual revenue growth, adjusted average annual sales per productive square foot and adjusted annual controllable profit performance conditions over a three-year performance period), and

•
sound governance features to mitigate the potential for compensation-related risk, including executive stock ownership guidelines and a clawback policy.

Stockholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure contained in this Proxy Statement for a full description of our executive compensation programs.
This vote is advisory only and non-binding. The Board and the Compensation Committee, which is comprised solely of independent directors, will consider the outcome of this vote when making future executive compensation decisions to the extent appropriate. We currently ask our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers on an annual basis, and we expect to hold the next such vote at the 2025 annual meeting of stockholders.
Required Vote.    The approval of the resolution set forth above requires the affirmative vote of a majority of the shares present in person (including via the virtual platform) or by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions will be included in the number of shares present and entitled to vote on this Proposal 4 and will have the same effect as a vote “AGAINST” Proposal 4. Broker non-votes will not be considered shares entitled to vote on this Proposal 4. Therefore, broker non-votes will not be counted and will have no effect on this Proposal 4.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL,
ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S
NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This “Compensation Discussion and Analysis” explains our strategy, design, and decision-making related to our compensation programs and practices for our Named Executive Officers. This “Compensation Discussion and Analysis” also explains how the compensation of our Named Executive Officers aligns with the interests of our stockholders and is intended to provide perspective on the compensation information contained in the tables that follow this discussion.
For fiscal 2023, our Named Executive Officers were:
•
David Overton, Chairman of the Board and Chief Executive Officer (“CEO”);

•
David M. Gordon, President, The Cheesecake Factory Incorporated;

•
Matthew E. Clark, Executive Vice President and Chief Financial Officer;

•
Scarlett May, Executive Vice President, General Counsel and Secretary; and

•
Keith T. Carango, President, The Cheesecake Factory Bakery Incorporated.

While the principal purpose of this “Compensation Discussion and Analysis” is to review Named Executive Officer compensation, many of the programs discussed herein apply to other members of senior management who, combined with the Named Executive Officers, are collectively referred to herein as “executives.”
Executive Summary
Financial Highlights.   Fiscal 2023 was a solid year for the company with positive comparable sales growth across our portfolio of concepts and 18 new restaurant openings contributing to record annual revenue. Our revenue growth combined with expanded profit margins lead to strong earnings growth for the year.
As we look ahead, we remain intently focused on leveraging our competitive strengths, including our scale, differentiated concepts and best-in-class operators to drive profitable growth and meaningful shareholder value.
Following are some of our financial achievements for fiscal 2023:
•
Solid EPS Growth.   Diluted EPS increased to $2.07 in fiscal 2023, up from $0.86 in Fiscal 2022. Fiscal 2023 adjusted diluted EPS of  $2.69 increased by 78% over fiscal 2022 adjusted diluted EPS of  $1.51.*

•
Record Revenue.   Fiscal 2023 revenue was $3.44 billion, a 6.7% increase over 2022 after excluding the impact of the additional week in fiscal 2022.

•
Strong Restaurant Comparable Sales.   The Cheesecake Factory comparable sales increased 3.0% and North Italia comparable sales increased 8.0%, both versus prior year and on an operating week basis.

•
Meaningful Shareholder Capital Return.   In fiscal 2023, we returned over $99 million to shareholders via dividends and share repurchase programs.

*
Adjusted diluted EPS is a non-GAAP measure and is defined and reconciled from GAAP in Appendix A of this proxy statement.

Strategic and Operational Highlights.   Our significant strategic and operational achievements for fiscal 2023, which support our objectives for continued growth, opperational efficiency and more effective guest engagement, are highlighted below.
•
Flower Child Growth.   In 2023, we successfully completed our integration objectives and have positioned Flower Child for future national growth. Some of the integration objectives included: i) transitioning design and construction responsibilities for stand-alone Flower Child restaurants to our development group in Irvine; ii) transitioning leasing and site selection to the Calabasas office; and iii) completing our plan to deploy financial and operational dashboards.

•
Technology Initiatives.   In 2023, we completed our ERP implementation including launching the new platform at the start of the year, transitioning SEC reporting and SOX control reviews, and implementing the new ERP’s expense reporting module. We further enhanced our security posture by updating our endpoint antivirus software, updating our incident response planning and expanding training.

•
Rewards Program.   We successfully launched our Cheesecake Rewards™ program nationwide in June of 2023 to greater demand than expected. The primary objective is to leverage data analytics and insights to engage more effectively with our guests and drive incremental sales while maintaining our restaurant level margins. We have started to analyze data on guest acquisition and engagement to inform targeted marketing campaigns to drive membership enrollment, engagement and frequency.

•
New Restaurant Growth.   We opened a total of 16 company operated restaurants in fiscal 2023, including six The Cheesecake Factory restaurants, three North Italia restaurants, one Flower Child location and six other FRC restaurants. In addition, two The Cheesecake Factory restaurants opened internationally under licensing agreements.

2023 Annual Incentives/2021-2023 Long-Term Incentive Plan Outcomes.   Based on the performance outlined above, payouts under our incentive plans were as follows for 2023:

(1)
The adjusted EBITDAR financial performance portion of the bonus was broken into two halves of the fiscal year and the percentage payout achieved for each period was weighted as 50% of the adjusted

EBITDAR financial performance goal. In the first half of fiscal 2023, we achieved 93.3% of the first-half adjusted EBITDAR financial performance goal, resulting in an 88% payout. In the second half of fiscal 2023, we achieved 96.2% of the second-half adjusted EBITDAR financial performance goal, resulting in a 94% payout for the second half of the fiscal year and an overall adjusted EBITDAR financial performance goal payout of 91%.
(2)
The Company strategic initiatives paid out at 100%.

(3)
The bakery division adjusted Gross Contribution measures sales less ingredient, packaging, and direct labor costs. This adjusted Gross Contribution financial performance portion of the bonus was broken into two halves of the fiscal year. The percentage payout achieved for each period was weighted as 50% of the bakery division adjusted Gross Contribution financial performance goal. The bakery division achieved 78.2% of the first-half fiscal 2023 adjusted Gross Contribution financial performance goal, resulting in a 37% payout. The bakery division achieved 90% of the second-half fiscal 2023 adjusted Gross Contribution financial performance goal, resulting in a 77% payout for the second half of the fiscal year and an overall bakery division adjusted Gross Contribution financial performance goal payout of 57%.

(4)
The bakery division strategic initiatives paid out at 66%.

(5)
The adjusted average annual sales per productive square foot goal and the adjusted annual controllable profit goal measured performance by Company owned and operated The Cheesecake Factory restaurants.

2023 Compensation Program Changes and Other Pay Actions.    Our executive compensation program was designed to drive strong results and was built upon our performance-driven culture and long-standing executive compensation philosophies and objectives.

Pay Element	2023 Program Changes and Rationale	Individual Pay Adjustments
Base Salary	• n/a	• Base salary increases ranged from 3.9%-4.4% for the Named Executive Officers (other than the CEO who did not receive an increase).
Performance Incentive Plan Corporate: — 75% Adjusted EBITDAR — 25% Strategic Goals Bakery Division: — 50% Adjusted EBITDAR — 25% Bakery division adjusted Gross Contribution — 25% Strategic Goals
•
Transitioned from using bakery division adjusted EBITDAR to using bakery division adjusted Gross Contribution as the bakery division financial performance condition. Bakery division adjusted Gross Contribution captures sales performance and nearly 75% of the expenses incurred by the bakery division. This change creates more line of sight and less unexpected volatility in results for bakery division executives.

• All target bonus opportunities remained unchanged from 2022.
Long-Term Stock Incentive Plan
— 50% performance shares tied to total annual revenue growth, adjusted average annual sales per productive square foot and adjusted annual controllable profit goals, weighted equally, over a three-year period
— 50% Stock Options and/or Time-Based Restricted Stock, at the election of the executives	• There were no changes to the plan for fiscal 2023.	• Long-term grant value increases ranged from 2.5% to 7.3% based on their individual performance and market competitiveness.
Emphasis on Performance-Based Compensation and Pay Delivery.   For fiscal 2023, on average, 70% of the target direct compensation of our Named Executive Officers, other than our CEO, was performance-based. Mr. Overton continues to have a proportionately greater percentage of performance-based compensation (87%) as compared to other Named Executive Officers because we believe he has a greater ability to influence both short-term and long-term performance.

The following charts show each element of the target total direct compensation (comprised of base salary, target bonus and grant date fair value of equity awards) for our CEO and other Named Executive Officers (on average) for fiscal 2023 (equity awards are depicted at grant date fair value).
Alignment of Company Performance and Pay Delivery
Consistent with our pay-for-performance philosophy, 87% of our CEO target total direct compensation is at-risk and aligned with our actual performance. The table below demonstrates such alignment, showing that “actual” pay for the CEO in each of the past three years has been lower than the “targeted” amounts, which is consistent with our total stockholder return performance over the same period. “Target” pay consists of annual salary, target bonus and grant date value of equity awards granted during 2023.

(1)
Actual pay for 2023 includes base salary, actual bonus paid for performance during the year shown, the intrinsic value of stock options and RSUs as of January 2, 2024, the intrinsic value of earned performance shares as of January 2, 2024 for 2021 grants (which was 106% of target), and the intrinsic value of target performance shares as of January 2, 2024 for 2022 and 2023 grants.

2023 “Say-on-Pay” Advisory Vote on Executive Compensation.   We provide stockholders a “say-on-pay” advisory vote regarding our Named Executive Officers’ compensation on an annual basis. At our 2023 annual meeting of stockholders, our stockholders approved, by a vote of approximately 98% of shares represented in person or by proxy, the say-on-pay proposal regarding the compensation of our Named Executive Officers as presented in the 2023 proxy statement. We believe this level of approval indicates that stockholders strongly support our executive compensation programs and policies. The Compensation Committee will consider the results of this year’s say-on-pay proposal, as well as feedback from our stockholders, when making future executive compensation decisions.
Alignment with Stockholder Interests.   Our executive compensation program is aligned with stockholder interests, as described in the summary below:
What We Do	What We Don’t Do
Pay for Performance—A significant portion of executive compensation is performance-based, tied to pre-established performance goals aligned with our short- and long-term objectives and stockholder value creation	No Payment of Dividends on Unvested Awards—Any dividends or dividend equivalents related to equity awards are subject to the same vesting restrictions as the underlying awards
Focus on Retention and Long-Term Value Creation—We use longer equity vesting periods than our peers (generally ratably over five years for stock options and over three to five years for restricted stock/units, versus three to four years for our peer group)	No Single Trigger Benefits—Except where awards are not assumed by the surviving or acquiring entity, any payments or benefits in the event of a change in control require a qualifying termination of employment (“double trigger”)
Stock Ownership Guidelines—We maintain stock ownership guidelines to encourage executives to think like our long-term stockholders	No Automatic Retirement Acceleration of Equity Awards—We do not provide automatic acceleration of equity awards upon retirement
Compensation Recoupment Policy—We maintain a Clawback Policy in compliance with SEC guidance that applies when inaccurate financial statements have resulted in incentive payments and/or equity awards to our executives	No Excessive Perquisites—We generally only provide perquisites to Named Executive Officers that are available to other members of senior management
Effectively Manage Dilution—We neutralize the impact of dilution from employee equity grants with a share repurchase program	No Tax Gross-Ups Upon Change in Control—We do not gross-up executive perquisite taxes or excise taxes in connection with a change in control
Regularly Consider Stockholder Feedback—We conduct an annual stockholder say-on-pay vote and we engage with interested stockholders and receive their feedback on our executive compensation program	No Hedging and Pledging—We prohibit all employees and directors from engaging in hedging, pledging and speculative transactions in derivatives of Company securities
Assess and Mitigate Risk—We conduct an annual risk assessment to identify any significant risks in our incentive compensation programs	No “Repricing”—We prohibit repricing of stock options without stockholder approval
Independent Compensation Consultant—Our Compensation Committee engages an independent consultant for objective advice regarding executive pay	No Multi-Year Guarantees—We do not provide multi-year guarantees for salary increases, bonus or equity compensation

Overview of Compensation Program
Compensation Philosophy.   In order to maintain a leadership position in our industry and to continue growing our concepts, both domestically and internationally, we need to attract and retain highly motivated executives who bring experience, innovation and operational excellence to us. With this in mind, we strive to:
•
Attract and retain industry-leading executives by paying competitive compensation relative to other companies within the restaurant industry and other industries with which we compete for talent;

•
Drive high performance by connecting compensation to our financial, operating, and strategic goals and results and by appropriately rewarding high performance;

•
Tie executive pay to Company performance goals that drive stock price performance; and

•
Align the interests of our executives with those of our stockholders by tying a portion of our executive compensation to long-term equity incentives and requiring stock ownership for our Named Executive Officers.

Elements of Compensation Program.   Our 2023 executive compensation program consisted of the following:
FISCAL 2023 PRINCIPAL ELEMENTS OF EXECUTIVE COMPENSATION
Element	Description	Performance Considerations	Primary Objectives
Base Salary	• Fixed cash payment	• Based on level of responsibility, experience, tenure in role, individual performance and expected future value/contribution	• Attract and retain talent • Provide competitive compensation • Recognize career experience • Reward individual performance

Element	Description	Performance Considerations	Primary Objectives
Performance Incentive Plan	• Variable performance-based annual cash incentive, tied to achieving pre-established financial and strategic goals
•
Target bonus is a percentage of base salary, based on management position

•
Bonus based 75% on achievement of adjusted EBITDAR (and adjusted Gross Contribution for the bakery division only), and 25% on achievement of strategic goals

•
Adjusted EBITDAR portion (and adjusted Gross Contribution for the bakery division only) can pay out from 25%-150% of target based on two sixth-month performance periods; strategic portion capped at 100% of target based on annual goals

•
The actual amount of the bonus payable will be determined by the Compensation Committee and paid after the end of the fiscal year

• Promote and reward high performance • Motivate achievement of Company, divisional and/or individual financial and/or strategic objectives over the year
Long-term Stock Incentive Plan
•
Performance-based restricted stock is earned based on a three-year performance period, and vests 60% after year three, 20% after year four, and 20% after year five if performance goals are achieved

•
Time-based restricted stock vests 60% after year three, 20% after year four and 20% after year five

•
Stock options vest 20% per year over five years

•
Value of all awards are directly linked to long-term stock price and options only have value if stock price increases

•
Performance restricted stock earned awards based on total annual revenue growth, adjusted average annual sales per productive square foot and adjusted annual controllable profit performance conditions over a three-year performance period

•
Build executive equity ownership to increase alignment of executive and stockholder interests

•
Attract and retain talent

•
Correlate our financial and stock price performance with executive compensation

Element	Description	Performance Considerations	Primary Objectives
Retirement and Welfare Benefits	• Medical, dental, vision, life and long-term disability insurance • Non-qualified deferred compensation plan • Defined benefit retirement agreement (for CEO only)	• n/a	• Attract and retain talent • Provide competitive compensation • Provide reasonable security to allow executives to perform at their best level
Executive Perquisites
•
Company-leased vehicle or car allowance

•
Annual health physical for executives at Senior Vice President level and above

•
Relocation benefits on a case-by-case basis

•
Sabbatical leave program

		• n/a	• Attract and retain talent • Provide competitive benefits • Promote health and wellbeing of senior executives
Factors Considered in Making Compensation Decisions.   Our compensation strategy enables us to appropriately differentiate and reward executives by taking into account:
•
Our financial and operational performance;

•
The executive’s individual performance, experience and qualifications;

•
The scope of the executive’s role;

•
The level of total compensation for our other executives; and

•
Competitive market data, which helps us evaluate how our executive pay levels compare to others in our industry and within the markets in which we compete for talent.

All of the factors set forth above are considered by the Compensation Committee in establishing Named Executive Officer compensation, in a subjective manner, without any specific formula.
Market Positioning
Our Compensation Committee, in collaboration with our CEO and Chief People Officer, reviews market data related to pay practices among comparable companies but does not target specific market positioning of pay when determining compensation for individual Named Executive Officers. Rather, the Compensation Committee uses comparative market data as one of several factors when making individual compensation decisions.
As part of its compensation review process for fiscal 2023, the Compensation Committee reviewed an analysis prepared by its independent compensation consultant of market pay practices for positions similar to the positions of our Named Executive Officers, adjusted to take into account differences if any, between the scope of our Named Executives Officers’ responsibilities compared to their counterparts in positions with similar titles in comparable companies. This analysis used pay comparisons from comparable companies in the restaurant and hotel industry as compiled from their proxy disclosures and other SEC filings as well as third-party survey data. For the CEO, the President of The Cheesecake Factory Incorporated and the Chief Financial Officer, publicly available data from the comparable companies listed below was used in such analysis. For the General Counsel and President of our bakery division, publicly available data was weighted at 50% and the survey data was weighted at 50% for purposes of determining market pay positions in such analysis.
2023 Executive Compensation Peer Group.   When we compare ourselves to other companies, we must account for differences between us and others in terms of ownership structure, dining industry segment, size and complexity of operations, sourcing pool for executive talent, and other differentiators. We use the “Executive Compensation Peer Group” for executive compensation comparisons and compensation program design comparisons, as we believe this group reflects companies most similar to us in terms of size and complexity of operations and with which we compete for executive talent. The Executive Compensation Peer Group approved by the Compensation Committee for 2023 consisted of publicly-traded companies in the restaurant and hotel/hospitality industries with revenue generally between one-third to three times our revenue, and in the aggregate, had an overall median revenue of  $2.8 billion, which was comparable to our revenue of  $3.4 billion, as follows:
BJ’s Restaurants, Inc.	Dave & Buster’s Entertainment, Inc.	Jack in the Box Inc.
Bloomin’ Brands, Inc.	Denny’s Corporation	Red Robin Gourmet Burgers, Inc.
Brinker International, Inc.	Dine Brands Global, Inc.	Texas Roadhouse, Inc.
Chipotle Mexican Grill, Inc.	Domino’s Pizza, Inc.	The Wendy’s Company
Cracker Barrel Old Country Store, Inc.	Hyatt Hotels Corporation	Wyndham Hotels & Resorts, Inc.
Darden Restaurants, Inc.
For the 2023 Executive Compensation Peer Group, the Compensation Committee made no changes from the prior year.
While this comparison group provides the Compensation Committee with an important general frame of reference, as described above, the Compensation Committee does not target our Named Executive Officers’ compensation at any specific percentile or within a specific range of the Executive Compensation Peer Group’s pay levels.
Principal Elements of Compensation
Base Salary.   In accordance with our compensation objectives, base salaries for our Named Executive Officers are determined by the Compensation Committee and administered to reflect the individual executive’s career experience, contribution to our performance, overall Company performance, as well as the market data as compared to the Executive Compensation Peer Group. During its annual review of base salaries, the Compensation Committee also considers the recommendations of our CEO (except with respect to his own compensation).
The following chart shows the annualized base salaries for our Named Executive Officers for fiscal year 2023 and the percentage changes as compared to the prior year, which the Compensation Committee determined were reasonable and appropriate based on the factors described above.
	FY23 Base Salary	% Change
David Overton, Chairman of the Board and CEO	$995,000	0%
David M. Gordon, President, The Cheesecake Factory Incorporated	$750,000	4.2%
Matthew E. Clark, Executive Vice President and Chief Financial Officer	$595,000	4.4%
Scarlett May, Executive Vice President, General Counsel and Secretary	$567,500	4.1%
Keith T. Carango, President, The Cheesecake Factory Bakery Incorporated	$462,500	3.9%
Annual Cash Performance Incentive Compensation.   Executives and a significant number of other employees that are essential to the success of our business are eligible to receive an annual cash performance incentive bonus under the Performance Incentive Plan (“Bonus”) based on our performance against specific financial and strategic objectives. In addition, we use quarterly cash performance incentive compensation for all of our management positions in our restaurants. At the beginning of each fiscal year, the Compensation Committee establishes both the performance objectives and the formula for determining potential Bonus payments. Beginning in 2021, given the uncertainty regarding the ongoing impacts of the COVID-19 pandemic, the Compensation Committee established two separate performance periods for the adjusted EBITDAR performance goal. Given the continued uncertain business environment, the Compensation Committee decided, with the assistance of its independent compensation consultant, to continue to utilize two separate performance periods for the adjusted EBITDAR financial performance goal for fiscal 2023 and to use two separate performance periods for the adjusted Gross Contribution goal for the bakery division only. The first performance period covered the first half of fiscal 2023 beginning on January 4, 2023 and ending on July 4, 2023, and the second performance period covered the second half of fiscal 2023 beginning on July 5, 2023 and ending on January 2, 2024. Bonuses are payable, if at all, in the first quarter of the fiscal year following the year in which such Bonuses were earned, after the Compensation Committee certifies performance relative to the pre-established objectives.
Under the terms of our Performance Incentive Plan, the amount of any individual Bonus in any fiscal year may not exceed $2.5 million.
Fiscal 2023 Performance Incentive Plan Design.   Bonus opportunities (as a percentage of base salary) by position for our Named Executive Officers are set forth below. Actual payouts depend upon performance results with ranges as follows:
	Performance Incentive Plan Bonus as % of Salary(1)
	Threshold(2)	Target(3)	Maximum(4)
David Overton	20.6%	110.0%	151.3%
David M. Gordon	15.0%	80.0%	110.0%
Matthew E. Clark	14.1%	75.0%	103.1%
Scarlett May	12.2%	65.0%	89.4%
Keith T. Carango	12.2%	65.0%	89.4%

(1)
Awards are based on salaries in effect on March 1, 2023.

(2)
The threshold award assumes the average achievement of 75% of the adjusted EBITDAR (and, with respect to Mr. Carango, additionally bakery division adjusted Gross Contribution) objectives for the full fiscal year and none of the strategic objectives.

(3)
The target award assumes the average achievement of 100% of the adjusted EBITDAR (and, with respect to Mr. Carango, additionally the bakery division adjusted Gross Contribution) objectives for of the full fiscal year and 100% of the strategic objectives.

(4)
The maximum award assumes the average achievement of 115% or more of the adjusted EBITDAR (and, with respect to Mr. Carango, additionally bakery division adjusted Gross Contribution) objectives for the full fiscal year and 100% of the strategic objectives.

Payouts under the fiscal 2023 Performance Incentive Plan are based 75% on the Company’s level of achievement of financial performance objectives (or, with respect to Mr. Carango, 50% on the Company’s level of achievement of financial performance objectives and 25% on bakery division’s level of achievement of financial performance objectives), and 25% on the Company’s level of achievement of certain strategic objectives. For corporate executives (including each of our Named Executive Officers other than Mr. Carango), the financial objective is adjusted EBITDAR, and the strategic objectives relate to company-wide initiatives. For Mr. Carango, the financial objectives are adjusted EBITDAR and bakery division adjusted Gross Contributions, and the strategic objectives relate to bakery division-specific initiatives. The financial objective component can be earned from 0-150% of target based on level of achievement, and the strategic objective can be earned from 0-100% of target based on level of achievement, resulting in a total bonus opportunity from 0-137.5% of target.

The Compensation Committee selected adjusted EBITDAR as the most heavily weighted performance target in our annual plan for fiscal 2023. Adjusted EBITDAR is a key driver of stockholder value in that it (i) affects not only earnings per share but also overall cash flow from operations, (ii) supports return on invested capital percentage rates and (iii) is a key driver of a publicly-traded restaurant company’s stock multiple. The Compensation Committee selected EBITDAR over EBITDA because EBITDAR removes the impact of lease accounting rules, to focus more specifically on our operating priorities for the year. Taking into consideration the projected operating environment for casual dining and specific Company objectives for fiscal 2023, the Compensation Committee established adjusted EBITDAR goals that were consistent with our annual operating plan approved by the Board for fiscal 2023. For purposes of the bonus plans, adjusted EBITDAR excludes the effects of items we do not consider indicative of our ongoing operations such as impairment charges, acquisitions and the effect of health and welfare plan related costs. Adjusted EBITDAR is a non-GAAP measure and is defined and reconciled from GAAP in Appendix A of this proxy statement.
The Compensation Committee selected adjusted Gross Contribution as the bakery division financial performance objective to create more line of sight and less unexpected volatility in results for bakery division executives.
For the adjusted EBITDAR and bakery division adjusted Gross Contribution objective, a threshold award of 25% of target would pay out upon 75% performance achievement, and a maximum award of 150% of target would pay out upon 115% performance achievement. The strategic goals objectives pay out in proportion to the percentage of the objective achieved and do not pay out more than 100%.

Fiscal 2023 Performance Achievement.   In February 2024, the Compensation Committee reviewed our performance against the Company’s objectives for fiscal 2023. Following this review, the Committee certified that we achieved the following results:
	Threshold/Target/Maximum	Actual	Performance vs. Target
Adjusted EBITDAR target—First half of year (37.5% of award)	$206.6M/$275.5M/$316.8M	$257.0M	Below Target 88% Payout
Adjusted EBITDAR target—Second half of year (37.5% of award)	$187.7M/$250.2M/$287.7M	$240.6M	Below Target 94% Payout
Strategic initiatives (25% of award)
• Flower Child Growth	Identify HR/Finance growth functions; identify and plan deployment of a new financial/operational dashboard; manage construction of all stand-alone Flower Child locations		100% Completed 100% Payout
• ERP System & Technology Initiatives	Transition certain functions to new ERP system; Strengthen technology security through specified initiatives and training		100% Completed 100% Payout
• Rewards Program	Launch rewards program nationwide including media campaign and begin data analysis on acquisition and engagement for targeted marketing		100% Completed 100% Payout

The Compensation Committee also reviewed our bakery division’s performance against its objectives for fiscal 2023 and certified that the bakery division achieved the following results:
	Threshold/Target/Maximum	Actual	Performance vs. Target
Adjusted EBITDAR target—First half of year (25% of award)	$206.6M/$275.5M/$316.8M	$257.0M	Below Target 88% Payout
Adjusted EBITDAR target—Second half of year (25% of award)	$187.7M/$250.2M/$287.7M	$240.6M	Below Target 94% Payout
Bakery division adjusted Gross Contribution target—First half of the year (12.5% of award)	$15.1M/$20.1M/$23.1M	$15.7M	Below Target 37% Payout
Bakery division adjusted Gross Contribution target—Second half of the year (12.5% of award)	$14.4M/$19.2M/$22.1M	$17.3M	Below Target 77% Payout
Bakery division strategic objectives (25% of award)
• Increase Production and Equipment Effectiveness	Improve full year overall equipment effectiveness at each bakery facility by predetermined percentage, maximize daily scheduled productive time, review and approve process parameters where possible for all products		50% Completed 50% Payout
• Bakery division-specific IT Benchmarks	Gather ERP requirements, launch new manufacturing execution system at both bakeries, and fully implement customer relationship management software and methodology		67% Completed 67% Payout
• Midwest Bakery Strategic Actions	Identify third bakery site location; take preestablished steps to determine site timing and approval		66% Completed 66% Payout

As a result of our 2023 performance, our Named Executive Officers received Bonuses under our fiscal 2023 Performance Incentive Plan, as follows:
	Target Award	2023 Actual Bonus Payout	Actual Payout Compared to Target
David Overton	$1,094,500	$1,020,621	93.25%
David M. Gordon	$600,000	$559,500	93.25%
Matthew E. Clark	$446,250	$416,128	93.25%
Scarlett May	$368,875	$343,976	93.25%
Keith T. Carango	$300,625	$223,890	74.48%
2024 Performance Incentive Plan.   For fiscal 2024 the Compensation Committee, with the assistance of its independent compensation consultant, and based on continued challenges and uncertainty facing our business and the industry overall from supply chain volatility and inflation, decided to maintain the same general structure of the Performance Incentive Plan in effect for fiscal 2023.
Long-Term Equity-Based Compensation
We believe that equity-based compensation should be a significant component of total executive compensation to align executive compensation with our long-term performance and to encourage executives to make value-enhancing decisions for the benefit of our stockholders. Each of our Named Executive Officers is eligible to receive equity compensation, which may consist of a mix of stock options, restricted stock, and restricted stock units, to encourage a focus on long-term stockholder value and to foster long-term retention.
We approach equity compensation grants by considering the overall value of the grant (as opposed to the number of shares granted). Equity grants to all staff members, including Named Executive Officers and other executives require approval from the Compensation Committee and, in considering whether to approve such equity grants, the Compensation Committee considers past grants, corporate and individual performance, the valuation of grants, and recommendations of our CEO and the Compensation Committee’s compensation consultant. The Compensation Committee has not established formal guidelines for the size of individual equity grants for our Named Executive Officers, but considers the factors listed above as well as market data in making such decisions. See “Market Positioning” above.
Our Compensation Committee generally makes grants to our corporate executives, including our Named Executive Officers, on an annual basis, except in the case of newly hired executives, promotions or other extraordinary events. Our equity grant procedures are available on our website at investors.thecheesecakefactory.com, by clicking on the link for “Governance.”
Equity Grants in 2023.   For fiscal 2023, the Compensation Committee determined, with the assistance of its independent compensation consultant, that Named Executive Officers should continue to receive a designated value of equity comprised of a mix of 50% performance-based restricted stock subject to achievement of three equally weighted performance conditions (total annual revenue growth; adjusted average annual sales per productive square foot; and adjusted annual controllable profit goals, as described in further detail below, in each case, over a three-year performance period), and 50%, based upon each executive’s designated preference, of all stock options (with the number of options to be granted determined based on a Black Scholes valuation), an equal mix between stock options, time-based restricted stock, or all restricted stock (see table below for actual equity awards granted based on each executive’s election). The Compensation Committee believes that regardless of the choice elected by each executive, the resulting mix would strongly align the interests of our executives with those of our stockholders and our long-term performance. In the future, this allocation may vary, new performance targets may be chosen, and other forms of equity may be used.
Non-qualified Stock Options.   The Compensation Committee believes that stock options are an appropriate vehicle for a portion of long-term equity compensation because they provide value only if our stock price increases over time, which aligns our executives’ interests with those of our stockholders. The exercise price of our stock options is the closing price of our stock on the grant date. Generally, our stock options vest 20% on each of the first five anniversaries of the grant date.

Time-Based Restricted Stock Awards.   The time-based restricted stock granted to our Named Executive Officers during 2023 vest as to 60% of the shares on the third anniversary of the grant date, and 20% on each of the fourth and fifth anniversaries of the grant date.
Performance-Based Restricted Stock.   As described above, the performance-based restricted stock awards granted to the Named Executive Officers in 2023 are subject to the achievement of three equally weighted performance conditions, which are described below. The total annual revenue growth, adjusted average annual sales per productive square foot and adjusted annual controllable profit goals are collectively referred to as the “Performance Conditions” and are subject to threshold and maximum potential payouts. Performance achievement is measured at the end of each fiscal year against pre-determined performance goals for each year of the three-year performance period, which are set for the full three-year period on the grant date. The number of shares earned at the end of the three-year performance period (if any) will be determined by averaging performance achievement for each of the three individual years. After the conclusion of the performance period, any earned shares are then subject to time-based vesting at the rate of 60% of the shares on February 16, 2026 and 20% of the shares on each of February 16, 2027 and February 16, 2028. If the threshold goal is achieved, between 60-150% of the target shares will be eligible to vest, based on level of achievement. If the threshold goal is not achieved, the target shares are forfeited. We are not disclosing threshold goals at this time due to the sensitivity of these forecasts and correlation between our projected performance vis-à-vis the Performance Conditions and our stock price. The threshold goals will be disclosed at the end of the performance period along with the achievement levels and corresponding vesting of the performance-based restricted stock awards, if any.
•
“Total Annual Revenue Growth Goal” is based upon the Company’s total annual revenue growth for fiscal years 2023, 2024, and 2025. This metric was selected to support strategic growth objectives.

•
“Adjusted Average Annual Sales Per Productive Square Foot Goal” is based upon The Cheesecake Factory restaurants’ adjusted average annual sales per productive square foot for restaurants open for the full year for fiscal years 2023, 2024, and 2025. Sales per productive square foot was selected as it is a stated goal of the company and a strong driver of long-term financial performance. Achievement of this goal will be determined based upon average annual sales per productive square foot available for use during the applicable measurement period.

•
“Adjusted Annual Controllable Profit Goal” is based upon The Cheesecake Factory restaurants’ adjusted annual controllable profit for fiscal years 2023, 2024, and 2025. “Controllable profit” only includes expenses over which restaurant management has direct control (e.g., food and beverage costs, labor, dining room expenses, etc.). This metric was selected as it is the key profit metric managed at the restaurant level and aligns with our stated priorities.

In February 2023, the following grants were made to our Named Executive Officers under The Cheesecake Factory Stock Incentive Plan, as amended (the “Stock Plan”) in recognition of their performance and expected future contributions, to target competitive compensation levels appropriate to the executive’s tenure in his or her role, and to align their interests with the long-term interests of our stockholders:
Name	Number of Shares Subject to Non-qualified Stock Options	Number of Restricted Stock Awards-Performance Targets(1)	Number of Restricted Stock Awards-Time Based Vesting(2)	Value of Combined Grants (thousands)
David Overton	—	69,280	69,280	$5,600,595
David M. Gordon	—	17,320	17,320	$1,400,149
Matthew E. Clark	39,720	15,480	—	$1,250,715
Scarlett May	—	7,740	7,740	$625,702
Keith T. Carango	—	6,380	6,380	$515,759

(1)
See “Long-Term Equity-Based Compensation—Performance-Based Restricted Stock” above for a description of performance-based vesting conditions.

(2)
See “Long-Term Equity-Based Compensation—Time-Based Restricted Stock Awards” above for a description of time-based vesting conditions.

Attainment of 2021 Grant Performance Condition.   In 2021, as part of our annual long-term incentive program, certain of our Named Executive Officers were granted performance-based restricted shares (the “2021-2023 RSAs”), which were eligible to be earned based on achievement of three equally weighted performance goals during a performance period beginning December 30, 2020 and ending January 2, 2024 (the “2021-2023 Performance Period”). The three performance goals were total annual consolidated revenue growth, adjusted average sales per productive square foot from Company owned and operated The Cheesecake Factory restaurants as reported in the Company’s Form 10-K, and adjusted average annual controllable profit margins for Company owned and operated The Cheesecake Factory restaurants (“2021-2023 Controllable Profit”). During the 2021-2023 Performance Period, the Company’s total annual revenue growth was 65% resulting in 103% of the target number of 2021-2023 RSAs subject to this metric being earned, the Company’s adjusted sales per productive square foot amount was $1,147 resulting in 150% of the target number of the 2021-2023 RSAs subject to this metric being earned, and the Company’s adjusted average annual 2021-2023 Controllable Profit amount was 27.7% resulting in 65% of the target number of 2021-2023 RSAs subject to this metric being earned. Accordingly, an aggregate of 106% of the 2021-2023 RSAs were earned based on achievement of the three performance goals. The earned 2021-2023 RSAs are subject to service-based vesting at a rate of 60% of the award vesting on the third anniversary of the grant date and 20% of the award vesting on each of the fourth and fifth anniversaries of the grant date.
Retirement Plans
Non-qualified Deferred Compensation Plan.   The Cheesecake Factory Executive Savings Plan (“Executive Savings Plan”) is a non-qualified deferred compensation plan that provides a tax-deferred savings vehicle for our “highly compensated” executives (as defined in the Executive Savings Plan), as well as our non-employee directors. At the end of fiscal 2023, approximately 430 staff members, all of our Independent Directors, and all of our Named Executive Officers were eligible to participate. Approximately 465 current and former staff members and one Independent Director maintained account balances. Additional information regarding this plan appears in this Proxy Statement in the section below entitled “Compensation of Named Executive Officers-Non-qualified Deferred Compensation.”
The Executive Savings Plan permits us to match a portion of participants’ contributions with Company contributions, on a pre-tax basis to participants (other than Independent Directors). Since inception, we made a partial matching contribution to the Executive Savings Plan each year, except during the period of May 2009 through October 2011, when the Company match was suspended. We currently match 25% of the first 4% of salary and/or Bonus deferred. One hundred percent of a participant’s Bonus, if any, and up to 50% salary may be deferred.
Pension Benefits.   We do not maintain a pension plan for executives or staff members. However, in order to continue to retain Mr. Overton’s services as our CEO and in recognition of his unique contributions as our founder, Mr. Overton’s Employment Agreement (defined below) provides for a “Founder’s Retirement Benefit” pursuant to which Mr. Overton (or his beneficiary or estate, if he is deceased) is entitled to fixed annual payments of  $650,000 for a period of ten years following his separation from service for any reason, payable in equal monthly installments, as further described in Mr. Overton’s Employment Agreement. Our obligation with respect to the Founder’s Retirement Benefit is unfunded and unsecured, and is payable from our general, unrestricted assets. For additional information concerning Mr. Overton’s Employment Agreement, see the section in this Proxy Statement entitled “Compensation of Named Executive Officers-Employment Agreements.”
Other Benefits and Perquisites
All of our executives, including our Named Executive Officers, are eligible to participate in our broad-based benefit programs, which include medical, dental, vision, life insurance and long-term disability programs, as well as paid vacation and a sabbatical leave program. We also provide group term life insurance to our executives, including each of our Named Executive Officers, as well as all other salaried staff members, at the lesser of one-times base salary or $750,000. The life insurance benefit is reduced to 65% of base salary at age 65 and 50% of base salary at age 70. The IRS requires that the portion of the value of such policy exceeding $50,000 be deemed imputed income to the staff member and provides a formula by which the imputed income is calculated.

We also provide the following limited perquisites to our executives, including Named Executive Officers, that vary based on the executive’s level:
•
The choice of a company-leased vehicle or automobile allowance. This program also is offered to certain other executives and selected additional management positions. Each individual participating in our leased car program is assigned imputed income, according to IRS regulations, for his or her personal use of the automobile or is provided with an automobile allowance, which is subject to taxation at the individual’s tax rate. The selection of vehicles and amount of the allowance varies with the executive’s level.

•
A company-paid executive physical every year. This program is offered to staff members at the level of Senior Vice President and above, including our Named Executive Officers.

•
Relocation expenses. Relocation expenses are reimbursed in accordance with the terms of any employment agreement or as determined on a case-by-case basis.

We believe that these benefits enhance our ability to attract and retain high-quality talent at a modest cost and help to elevate our Company as an employer of choice among our competitors. The amounts we paid related to perquisites provided to our Named Executive Officers in fiscal 2023 are disclosed in the section entitled “Compensation of Named Executive Officers—Summary Compensation Table.”
Potential Benefits Upon Termination and Change in Control
The Compensation Committee recognizes that the possibility of the termination of an executive officer’s employment, and the uncertainty it creates, may result in the loss or distraction of the executive officer, and present challenges in recruiting potential executive officers, all to the detriment of the Company and its stockholders. To help ensure that the Company has the continued attention and dedication of these executives and the availability of their continued service, and to focus executive officers on stockholder interests when considering strategic alternatives, the Named Executive Officers are eligible for certain payments and benefits upon a qualifying termination of employment that are consistent with the Company’s overall philosophy and market practices.
These potential severance payments are provided under the terms of our existing employment agreements with our Named Executive Officers. For more information, see “Compensation of Named Executive Officers-Potential Payments upon Termination or Change in Control” in this Proxy Statement.
Furthermore, we do not provide for any automatic “single trigger” equity vesting or other payments upon a change in control and we do not provide for any tax gross-up payments that could be related to change in control excise taxes. Our Stock Plan provides for a “double trigger,” such that equity awards will automatically accelerate if a participant incurs a qualifying termination of employment (without cause or for good reason) within a specified time period following a change in control of the Company. In addition, in the event of a change in control of the Company, if outstanding awards issued under the Stock Plan are not continued, converted, assumed or replaced by the surviving or acquiring entity, then such outstanding awards will fully vest as of immediately prior to such change in control.
Oversight of Named Executive Officer Compensation
Compensation Committee.   Our Compensation Committee determines the compensation of our Named Executive Officers, including their base salaries, bonus, and equity-based compensation, and is supported in that process by an independent compensation consultant and members of senior management, including our CEO, Chief People Officer and Vice President of Total Rewards. The Compensation Committee regularly evaluates our compensation programs to ensure they support our business objectives. The Compensation Committee’s charter is available on our website at investors.thecheesecakefactory.com, by clicking on the link for “Governance.”
Role of Outside Consultants.   For fiscal 2023, the Compensation Committee engaged FW Cook to serve as its independent compensation consultant. Our independent compensation consultant provides detailed evaluation and recommendations regarding our executive and Board compensation programs and advises the Compensation Committee with respect to structuring our compensation plans to achieve our business objectives. FW Cook was retained by and reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee assessed the independence of its compensation consultants and analyzed whether the work of FW Cook raised any conflict of interest, pursuant to the rules of the SEC and Nasdaq. Based on this review, the Compensation Committee did not identify any conflict of interest or concerns as to whether FW Cook is independent with respect to the work of FW Cook as compensation consultant to the Compensation Committee.
Role of CEO in Compensation Decisions.   Our CEO provides the Compensation Committee with his assessment of the performance of each Named Executive Officer (other than himself) and his perspective on the factors described above under “Overview of Compensation Program-Factors Considered in Making Compensation Decisions” when developing his recommendations for each Named Executive Officer’s compensation (other than his own). Our Chief People Officer and our Vice President of Total Rewards work with our CEO during this process by reviewing market data and other performance factors. The Compensation Committee discusses our CEO’s recommendations, consults with its outside compensation consultant, and then approves or modifies the recommendations in collaboration with the CEO.
Compensation of our CEO.   The Compensation Committee determines the compensation of our CEO (including the terms of his employment agreement), following the same principles as are applied to compensation determinations for the other Named Executive Officers. The Compensation Committee solicits our CEO’s perspective on his own compensation but makes determinations regarding his compensation independently and without him or other Named Executive Officers present.
Governance Considerations
Risk Considerations.   The Compensation Committee reviews our employee compensation policies and practices, including those for non-executive officers, on an annual basis to assess how those policies and practices may affect risk-taking by employees. During its review in fiscal 2023, the Compensation Committee determined that our compensation programs are appropriately weighted toward long-term incentives and include policies designed to deter undue risk-taking by employees. These policies include the Clawback Policy, stock retention and ownership policies, and policies against short sales and hedging (see “Policies Regarding Hedging, Short Sales, Publicly Traded Derivatives, Margin Accounts and Pledges”). Based on this assessment, we determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Clawback Policy; Forfeitures.   We maintain a comprehensive clawback policy (our Policy on Reimbursement of Incentive Payments and Equity Awards, or the “Clawback Policy”), which applies to bonus payments and equity awards. In 2023, the Company revised this policy to align with the new Nasdaq regulatory requirements. Our Clawback Policy, as revised, provides that the Company must reasonably promptly recover from certain current or former executive officers the portion of any incentive-based compensation that is erroneously awarded in the event the Company is required by applicable law or applicable accounting or auditing principles to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, regardless of fault or conduct of the executive (subject to certain limited exceptions under the Nasdaq rules). Additionally, in the case of a restatement, our Clawback Policy provides the Compensation Committee with discretion to recoup bonus and/or equity awards, including, but not limited to, incentive-based compensation, paid or granted to a covered current or former executive officer during the prior three-year period who engaged in fraud or intentional misconduct contributing to the need for such a restatement in accordance with the Company’s Clawback Policy.

Stock Ownership Requirements.   Stock ownership guidelines applicable to certain of our executive officers, including all current Named Executive Officers, provide that certain executives are required to own a minimum number of shares of our common stock with a value equal to the multiple of such executive’s annual base salary, as follows:
Position with Company	Multiple of Salary
CEO of the Company	6x
President of the Company or of our wholly owned subsidiaries, The Cheesecake Factory Restaurants, Inc. or The Cheesecake Factory Bakery Incorporated	2x
Executive Vice President of the Company	2x
A newly appointed covered officer (other than a newly appointed CEO) has five years to comply with the guidelines. A newly-appointed CEO has seven years to comply with these guidelines. For purposes of this policy, stock ownership includes (i) any shares owned by an executive or his or her immediate family members or held by him or her as part of a tax or estate plan in which the executive retains beneficial ownership, and (ii) unvested restricted stock or restricted stock units. Compliance is calculated annually, on the first day of the fiscal year. For purposes of determining compliance with the policy, “value” means an assumed per-share value based on the average of the closing price of our common stock on the last day of each of the previous four fiscal quarters. An exception to the policy exists if acquisition of shares would result in a violation of our Special Trading Policy and Procedures. Certain hardship exceptions are also available at the discretion of the Compensation Committee. All of our Named Executive Officers are in compliance with our executive stock ownership policy as of the last day of 2023.
Other Considerations
Impact of Accounting and Tax Treatments on Compensation.    Accounting and tax considerations play a role in the design of our executive compensation program. Accounting rules, such as FASB ASC Topic 718, require us to expense the estimated fair market value of our stock-based compensation, which reduces the amount of our reported profits. The Compensation Committee considers the amount of this expense and the financial impact to us in determining the amount of equity compensation awards to grant to executives.
Section 162(m) of the Internal Revenue Code (“Code”) and the regulations promulgated thereunder limit to no more than $1 million per taxable year, the allowable Company deduction for compensation paid to certain current and former executive officers of the Company. As a result, we expect that compensation paid per year to our Named Executive Officers and certain other current and former executive officers in excess of $1 million generally will not be deductible. The Compensation Committee generally seeks to preserve tax deductions for executive compensation where available but may make compensation decisions based on other factors when it believes doing so is in the best interest of the Company and its stockholders. Further, the Compensation Committee also reserves the right to make changes or amendments to existing compensation programs and arrangements, including changes or amendments that may result in the loss of tax deductions, if the Compensation Committee believes it is in the best interests of the Company and its stockholders to do so.
Code Section 409A limits flexibility with respect to the time and form of payment of non-qualified deferred compensation. If a payment or award is subject to Code Section 409A but does not meet the requirements that exempt such amounts from taxation under that section, the recipient is subject to (i) income tax at the time the payment or award is not subject to a substantial risk of forfeiture, (ii) an additional 20% federal tax at that time, (iii) possible interest and penalties, and (iv) possible additional state taxes. While Code Section 409A is very complex and we cannot guarantee compliance with all of its requirements, we have made modifications to our plans and arrangements such that payments or awards under those arrangements either are intended not to constitute “deferred compensation” for Code Section 409A purposes (and will thereby be exempt from the requirements of Code Section 409A) or, if they constitute “deferred compensation,” are intended to comply with the Code Section 409A statutory provisions and final regulations.

The NEO Employment Agreements provide that, if a Named Executive Officer (other than our CEO) is subject to additional taxes imposed by Code Section 409A which relate solely to the timing of payment for the severance benefits under his or her prior employment agreement (if any), then within 60 days after the determination that such Code Section 409A taxes are due, we would pay the executive a cash payment so that the Named Executive Officer would be in the same position on an after-tax basis that the executive would have been in if no Code Section 409A taxes and related interest and/or penalties had been imposed.

COMPENSATION COMMITTEE REPORT
The following Compensation Committee report does not constitute soliciting material and is not deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Compensation Committee report by reference thereto.
The Compensation Committee has reviewed the Compensation Discussion and Analysis and has discussed its content with management. Based on this review and our discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K.
Dated: April 3, 2024	Respectfully submitted,
Alexander L. Cappello, Chairman Edie A. Ames Adam S. Gordon Jerome I. Kransdorf Laurence B. Mindel

COMPENSATION OF NAMED EXECUTIVE OFFICERS
The following table sets forth summary compensation information with respect to our Named Executive Officers for the fiscal years ended January 2, 2024, January 3, 2023, and December 28, 2021.
Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
David Overton Chairman of the Board and CEO	2023	995,000	-	5,600,595	-	1,020,621	-	42,703	7,658,919
	2022	1,014,135	-	5,301,316	-	835,377	-	30,916	7,181,744
	2021	1,010,308	-	5,099,931	-	1,234,049	-	30,916	7,375,204
David M. Gordon President, The Cheesecake Factory Incorporated	2023	746,539	-	1,400,149	-	559,500	-	34,554	2,740,742
	2022	758,538	-	1,323,342	-	439,632	-	32,973	2,554,485
	2021	698,942	-	1,276,357	-	626,890	-	33,349	2,635,538
Matthew E. Clark Executive Vice President and Chief Financial Officer	2023	601,154	-	625,702	625,013	416,128	-	17,034	2,285,031
	2022	576,942	-	1,200,148	-	326,289	-	11,583	2,114,962
	2021	564,692	-	1,158,788	-	465,939	-	10,348	2,199,767
Scarlett May Executive Vice President, General Counsel and Secretary	2023	562,740	-	625,702	-	343,976	-	23,896	1,556,314
	2022	540,796	-	611,996	-	270,381	-	16,939	1,440,112
	2021	522,115	-	573,897	-	384,759	-	16,666	1,497,437
Keith T. Carango President, The Cheesecake Factory Bakery Incorporated	2023	458,798	-	515,759	-	223,890	-	34,887	1,233,334
	2022	441,827	-	480,854	-	163,065	-	16,210	1,101,956
	2021	427,115	-	467,322	-	265,888	-	17,291	1,177,616

(1)
Unused vacation time cashed-out under the Company’s vacation cash-out policy is included under Salary. In 2023 the following amounts of vacation were cashed out: for Mr. Gordon, $2,885; and for Mr. Clark, $11,442. Mr. Overton, Ms. May and Mr. Carango did not cash-out any unused vacation.

(2)
The value of performance-vesting restricted stock and restricted stock units is computed assuming achievement of performance goals at target level based on probable outcomes of such performance goals under ASC Topic 718. Amounts shown do not reflect compensation actually received or that may be realized in the future by the Named Executive Officer. In accordance with SEC regulations, these amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock and option awards made in the referenced fiscal year. Assuming attainment at maximum performance, the fair value of the 2023 performance-vesting restricted stock is: (i) for Mr. Overton, $4,200,446; (ii) for Mr. Gordon, $1,050,112; (iii) for Mr. Clark, $938,552; (iv) for Ms. May, $469,276; and (v) for Mr. Carango, $386,819. Performance stock awards are subject to performance and service-vesting requirements. See Note 15 of the Notes to Consolidated Financial Statements in our Annual Report for information, including assumptions made, regarding the valuation of equity awards.

(3)
Mr. Overton’s “Founder’s Retirement Benefit” had a loss of  $197,000, $650,000, and $213,000 in 2023, 2022, and 2021 respectively.

(4)
“All other compensation” for fiscal 2023 includes the following:

Name	Automobile Program ($)(a)	ESP Company Match ($)(b)	Life Insurance ($)(c)	Executive Physical Exam ($)(d)	Total ($)
Mr. Overton	34,669	—	8,034	—	42,703
Mr. Gordon	30,543	554	3,457	—	34,554
Mr. Clark	13,399	—	1,435	2,200	17,034
Ms. May	13,934	5,208	2,554	2,200	23,896
Mr. Carango	31,759	—	3,128	—	34,887

(a)
Automobile Program: Each Named Executive Officer has the choice of a company-leased vehicle or automobile allowance.

(b)
Executive Savings Plan Matching Contributions: Each of our Named Executive Officers is eligible to participate in our Executive Savings Plan, a non-qualified deferred compensation plan. Additional information regarding this plan appears in this Proxy Statement in the section entitled “Non-qualified Deferred Compensation.”

(c)
Life Insurance: We provide group term life insurance to each of our Named Executive Officers on the same terms as all other salaried employees.

(d)
Executive Physical Exam: Each of our Named Executive Officers is eligible for a Company-paid executive physical examination every year.

Grants of Plan-Based Awards in Fiscal 2023
The following table shows all restricted shares and stock options granted to Named Executive Officers under the Stock Plan during fiscal 2023, as well as the range of potential Bonuses that were achievable in fiscal 2023 under our Performance Incentive Plan.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($)(6)
		Threshold ($)	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Overton	n/a	$205,219	$1,094,500	$1,504,938
	2/16/23							69,280			$2,800,298
	2/16/23				41,568	69,280	103,920				$2,800,298
David M. Gordon	n/a	$112,500	$600,000	$825,000
	2/16/23							17,320			$700,074
	2/16/23				10,392	17,320	25,980				$700,074
Matthew E. Clark	n/a	$83,672	$446,250	$613,594
	2/16/23								39,720	$40.42	$625,013
	2/16/23				9,288	15,480	23,220				$625,702
Scarlett May	n/a	$69,164	$368,875	$507,203
	2/16/23							7,740			$312,851
	2/16/23				4,644	7,740	11,610				$312,851
Keith T. Carango	n/a	$56,367	$300,625	$413,359
	2/16/23							6,380			$257,880
	2/16/23				3,828	6,380	9,570				$257,880

(1)
The threshold Bonus amounts assume achievement of 75% of the adjusted EBITDAR (and, with respect to Mr. Carango, additionally 75% of the bakery division adjusted Gross Contribution) objective and none of the strategic objectives. Target Bonus amounts assume achievement of 100% of the adjusted EBITDAR (and, with respect to Mr. Carango, additionally 100% of the bakery division adjusted Gross Contribution) objective and 100% of the strategic objectives. Maximum Bonus amounts assume achievement of 115% or more of the adjusted EBITDAR (and, with respect to Mr. Carango, additionally 115% of the bakery division adjusted Gross Contribution) objective and 100% of the strategic objective. For actual amounts paid under the Performance Incentive Plan for fiscal 2023, see the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” included in this Proxy Statement. For more information on our annual performance bonus program under the Performance Incentive Plan for fiscal 2023, see “Compensation Discussion and Analysis-Principal Elements of Compensation-Annual Cash Performance Incentive Compensation.”

(2)
Target awards are a percentage of base salary for fiscal 2023, as follows: 110% for Mr. Overton; 80% for Mr. Gordon; 75% for Mr. Clark; and 65% for each of the other Named Executive Officers.

(3)
The restricted stock awards are subject to achievement of total annual revenue growth, adjusted average annual sales per productive square foot and adjusted annual controllable profit performance conditions for fiscal years 2023, 2024, and 2025, measured once at the end of the 2025 fiscal year. This award is eligible to be earned from 60-150% of target and will be forfeited if we do not achieve our threshold goal. Any awards remaining outstanding after achievement (if any) of the total annual revenue growth, adjusted average annual sales per productive square foot and adjusted annual controllable profit performance conditions are determined to be achieved (if at all) shall be subject to service-based vesting at a rate of 60% of the award vesting on the third anniversary of the grant date and 20% of the award vesting on each of the fourth and fifth anniversaries of the grant date.

(4)
The restricted stock vests 60% on the third anniversary of the grant date, and 20% on each of the fourth and fifth anniversaries of the grant date subject to continued service with the Company.

(5)
The stock options vest 20% on each anniversary of the grant date subject to continued service with the Company and the exercise prices reflect the closing price per share of our common stock on the respective grant dates.

(6)
The grant date fair value was computed in accordance with the provisions of FASB ASC Topic 718, excluding the effect of estimated forfeitures. Amounts shown do not reflect compensation actually received or that may be realized in the future by the Named Executive Officer. See Note 15 of the Notes to Consolidated Financial Statements in our Annual Report for information, including assumption used, regarding the valuation of equity awards.

Outstanding Equity Awards At Fiscal Year End
The following table shows all outstanding stock options, restricted shares and restricted stock units held by the Named Executive Officers as of January 2, 2024, the last day of fiscal 2023. The vesting schedules set forth in the footnotes are subject to continued service with the Company.
		Option Awards				Stock Awards
						Restricted Stock		PSU/PSA Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Exercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David Overton	03/03/2016	82,000	—	50.26	03/03/2024	—	—	—	—
	03/02/2017	73,500	—	61.59	03/02/2025	—	—	—	—
	02/15/2018	179,300	—	47.06	02/15/2026	—	—	—	—
	02/13/2019	83,200	20,800	46.03	02/13/2027	—	—	—	—
	02/18/2020	202,140	134,760	40.16	02/18/2030	—	—	—	—
	02/13/2019	—	—	—	—	9,480	$325,733	—	—
	02/18/2020	—	—	—	—	22,420	$770,351	—	—
	04/01/2021	—	—	—	—	43,150	$1,482,634	—	—
	02/13/2019	—	—	—	—	4,740	$162,866	—	—
	02/10/2021	—	—	—	—	50,150	$1,723,154	—	—
	02/10/2022	—	—	—	—	66,700	$2,291,812	66,700	$2,291,812
	02/16/2023	—	—	—	—	69,280	$2,380,461	69,280	$2,380,461
David M. Gordon	03/03/2016	19,300	—	50.26	03/03/2024	—	—	—	—
	03/02/2017	16,650	—	61.59	03/02/2025	—	—	—	—
	02/15/2018	16,600	—	47.06	02/15/2026	—	—	—	—
	02/13/2019	18,720	4,680	46.03	02/13/2027	—	—	—	—
	02/18/2020	30,520	30,520	40.16	02/18/2030	—	—	—	—
	02/13/2019	—	—	—	—	2,160	$74,218	—	—
	02/18/2020	—	—	—	—	5,092	$174,961	—	—
	04/01/2021	—	—	—	—	10,800	$371,088	—	—
	02/13/2019	—	—	—	—	1,060	$36,422	—	—
	02/10/2021	—	—	—	—	12,550	$431,218	—	—
	02/10/2022	—	—	—	—	16,650	$572,094	16,650	$572,094
	02/16/2023	—	—	—	—	17,320	$595,115	17,320	$595,115
Matthew E. Clark	03/03/2016	9,600	—	50.26	03/03/2024	—	—	—	—
	03/02/2017	8,000	—	61.59	03/02/2025	—	—	—	—
	06/07/2017	4,820	—	57.30	06/07/2025	—	—	—	—
	02/15/2018	38,000	—	47.06	02/15/2026	—	—	—	—
	02/13/2019	34,320	8,580	46.03	02/13/2027	—	—	—	—
	02/18/2020	41,340	27,560	40.16	02/18/2030	—	—	—	—
	02/16/2023	—	39,720	40.42	02/16/2033	—	—	—	—
	02/13/2019	—	—	—	—	1,960	$67,346	—	—
	02/18/2020	—	—	—	—	4,584	$157,506	—	—
	04/01/2021	—	—	—	—	9,800	$336,728	—	—
	02/10/2021	—	—	—	—	11,400	$391,704	—	—
	02/10/2022	—	—	—	—	15,100	$518,836	15,100	$518,836
	02/16/2023	—	—	—	—	—	—	15,480	$531,893

		Option Awards				Stock Awards
						Restricted Stock		PSU/PSA Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Exercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Scarlett May	05/30/2018	9,200	—	52.14	05/30/2026	—	—	—	—
	02/13/2019	9,280	2,320	46.03	02/13/2027	—	—	—	—
	02/18/2020	11,280	7,520	40.16	02/18/2030	—	—	—	—
	02/13/2019	—	—	—	—	1,060	$36,422	—	—
	02/18/2020	—	—	—	—	2,492	$85,625	—	—
	04/01/2021	—	—	—	—	4,850	$166,646	—	—
	02/13/2019	—	—	—	—	520	$17,867	—	—
	02/18/2020	—	—	—	—	1,240	$42,606	—	—
	02/10/2021	—	—	—	—	5,650	$194,134	—	—
	02/10/2022	—	—	—	—	7,700	$264,572	7,700	$264,572
	02/16/2023	—	—	—	—	7,740	$265,946	7,740	$265,946
Keith T. Carango	03/03/2016	5,040	—	50.26	03/03/2024	—	—	—	—
	03/02/2017	5,200	—	61.59	03/02/2025	—	—	—	—
	02/15/2018	8,300	—	47.06	02/15/2026	—	—	—	—
	04/05/2018	3,000	—	51.74	04/05/2026	—	—	—	—
	02/13/2019	7,360	1,840	46.03	02/13/2027	—	—	—	—
	02/18/2020	18,000	12,000	40.16	02/18/2030	—	—	—	—
	02/13/2019	—	—	—	—	860	$29,550	—	—
	02/18/2020	—	—	—	—	2,040	$70,094	—	—
	04/01/2021	—	—	—	—	3,950	$135,722	—	—
	02/13/2019	—	—	—	—	420	$14,431	—	—
	02/10/2021	—	—	—	—	4,600	$158,056	—	—
	02/10/2022	—	—	—	—	6,050	$207,878	6,050	$207,878
	02/16/2023	—	—	—	—	6,380	$219,217	6,380	$219,217

(1)
All options listed vest at a rate of 20% per year on each annual anniversary of the grant date.

(2)
Unless otherwise noted, restricted shares and PSA awards listed vest 60% on the third anniversary of the date of grant, subject to continued service and in the case of the PSAs, attainment of three equally weighted performance goals (total annual revenue growth; adjusted average annual sales per productive square foot; and adjusted annual controllable profit goals), and 20% on each of the fourth and fifth anniversaries of the date of grant, subject to continued service.

(3)
The market value of outstanding stock awards is based on a per share (or unit) value of  $34.36, the closing market price of our common shares on January 2, 2024, the last day of fiscal 2023. Per SEC rules, amounts shown reflect the target number of performance vesting awards that may be earned based on the results of the previous year’s performance at threshold levels.

Option Exercises and Stock Vested
The following table shows, for fiscal 2023, all stock options exercised by Named Executive Officers and shares of their restricted stock that vested:
	Non-qualified Stock Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David Overton	—	—	47,850	$1,896,886
David M. Gordon	—	—	10,858	$430,447
Matthew E. Clark	—	—	11,326	$451,154
Scarlett May	—	—	7,638	$299,747
Keith T. Carango	—	—	5,400	$211,798

(1)
No stock options were exercised in 2023. The value realized upon exercise would be equal to the difference between the market price of our common stock at the time of exercise and the exercise price of the options.

(2)
The value realized upon vesting is equal to the fair market value of the shares on the vesting date.

Pension Benefits
The following table shows the lump sum present value of the accumulated pension benefits of Mr. Overton, the only named executive officer entitled to pension benefits, as of January 2, 2024, the last day of fiscal 2023.
Name	Plan Name	Number of years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David Overton	Founder’s Retirement Benefit(1)	—	$5,055,000(2)	—

(1)
Pursuant to Mr. Overton’s Employment Agreement, Mr. Overton is entitled to a “Founder’s Retirement Benefit” pursuant to which Mr. Overton (or his beneficiary or estate, if he is deceased) is entitled to fixed annual payments of  $650,000 for a period of ten years following his separation from service for any reason, payable in equal monthly installments. Our obligation with respect to the Founder’s Retirement Benefit is unfunded and unsecured, and is payable from our general, unrestricted assets. For additional information concerning Mr. Overton’s Employment Agreement, see the sections in this Proxy Statement entitled “Retirement Plans” and “Compensation of Named Executive Officers-Employment Agreements.”

(2)
The present value of Mr. Overton’s accumulated benefit was calculated assuming an initial annual payment in October of 2024, the first payment date after the earliest possible date on which Mr. Overton could obtain full benefits assuming a separation from service on the last day of the term of his 2023-2024 employment agreement and a discount rate of 3.95% based on the 10 Year Treasury Yield Rate in effect as of January 2, 2024.

Non-qualified Deferred Compensation
We adopted the Executive Savings Plan in order to provide a tax-deferred savings vehicle to help us attract, retain and motivate executives with the essential qualifications to manage our Company successfully. The Executive Savings Plan is a non-qualified deferred compensation plan for our Independent Directors and for our highly compensated executives (as defined in the Executive Savings Plan) who are otherwise ineligible to participate in our qualified defined contribution savings plan under Section 401(k) of the Code. The Executive Savings Plan allows our employee-participants to defer the receipt of up to 50% of their base salaries and up to 100% of their Bonus and allows our non-employee directors to defer up to 100% of their director fees and stock units.
Under the Executive Savings Plan, we currently provide a matching contribution at a rate of 25% of the first 4% of salary and/or Bonus deferred under the plan. We do not provide a match for deferrals by non-employee directors. Our matching contributions vest 25% per year after the staff member’s second year of participation in the Executive Savings Plan, such that staff members with five years of service with us would be 100% vested in our matching contributions. All of our Named Executive Officers are currently 100% vested in our matching contributions. Staff member deferrals and our matching contribution, if any, are deposited into a “rabbi” trust established by us, and the funds are generally invested in individual variable life insurance contracts owned by us, which are specifically designed to informally fund savings plans of this nature. Earnings accumulate on account balances based on individual investment choices. Upon a participant’s termination from employment, he or she will receive a distribution of his or her account balance, including earnings and vested Company contributions, in accordance with his or her distribution election and the terms of the Executive Savings Plan. For any plan year, a participant may elect, in accordance with the terms of the Executive Savings Plan, to have a portion of his or her account paid on a scheduled in-service distribution date; provided, such a distribution may not occur earlier than the second plan year after the plan year to which such an election applies. The following table shows the compensation (including Bonus) earned for fiscal 2023 that was deferred into the Executive Savings Plan by each Named Executive Officer during fiscal 2023:
NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Fiscal 2023 $(1)	Company Contributions in Fiscal 2023 $(2)	Aggregate Earnings/(Losses) in Fiscal 2023 $	Aggregate Withdrawals or Distributions in Fiscal 2023 $	Aggregate Balance at December 31, 2023 $(3)
David Overton	—	—	$63,770	—	$356,716
David M. Gordon	$5,538	$554	$203,760	—	$1,673,737
Matthew E. Clark	—	—	$85	—	$2,792
Scarlett May	$20,833	$5,208	$2,465	—	$37,804
Keith T. Carango	—	—	—	—	—

(1)
These amounts are reported as compensation earned by the Named Executive Officers in the “Summary Compensation Table.” The “Executive Contributions” total is included in the “Salary” or “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table,” depending on the source of the deferral for each executive.

(2)
These amounts are reported as “other compensation” earned by the Named Executive Officers. Please see footnote 4 to the “Summary Compensation Table.”

(3)
For Mr. Overton, $3,043 of the aggregate balance was reported in the “Summary Compensation Table” in previous years. For Mr. Gordon, $100,104 of the aggregate balance was reported in the “Summary Compensation Table” in previous years. For Mr. Clark, $4,962 of the aggregate balance was reported in the “Summary Compensation Table” in previous years. For Ms. May, $12,105 of the aggregate balance was reported in the “Summary Compensation Table” in previous years, and for Mr. Carango, none of the aggregate balance was reported in the “Summary Compensation Table” in previous years.

Employment Agreements
Our employment agreements with our Named Executive Officers are summarized below.
David Overton.   We entered into an employment agreement with David Overton effective April 1, 2017, as amended February 15, 2018. On April 5, 2023, we entered into an amended and restated employment agreement with David Overton, effective immediately upon entry (“Mr. Overton’s Employment Agreement”).

Mr. Overton’s Employment Agreement has a one-year term, which initially expired on April 1, 2024 but provides for automatic additional one-year terms on each anniversary date unless either of the parties gives notice of intent not to extend at least 90 days prior to the then current expiration date. Pursuant to Mr. Overton’s Employment Agreement, Mr. Overton is entitled to an annual base salary of  $995,000, subject to increase at the discretion of the Compensation Committee. Mr. Overton is eligible to participate in our annual bonus plan for executive officers, to receive equity grants and other long-term incentive compensation at the discretion of the Compensation Committee, and to participate equitably with other executive officers in all of our other health and welfare, retirement, fringe and other benefit plans, including reimbursement of his reasonable business expenses.
If Mr. Overton’s employment with us is terminated by us without Cause (as defined in Mr. Overton’s Employment Agreement), or if Mr. Overton voluntarily resigns his employment with us due to a Constructive Termination, then provided he timely executes a general release of claims and continues to comply with restrictive covenants, we will provide him with certain payments and/or benefits described under “Potential Payments upon Termination or Change in Control” below.
For the purposes of Mr. Overton’s Employment Agreement:
•
“Cause” generally means a finding by the majority of the Board that Mr. Overton engaged in any of the following: (i) a willful failure to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board; (ii) willful misconduct that is demonstrably and materially injurious to the Company; or (iii) the commission of such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties.

•
“Constructive Termination” generally means (without Mr. Overton’s consent): (i) a relocation of more than 50 miles of Mr. Overton’s principal business office; (ii) a material diminution in Mr. Overton’s title, authority, duties or responsibilities; (iii) a decrease in Mr. Overton’s annual base salary or a material diminution in and/or discontinuation of any benefit plan or program or level of participation, which decrease or discontinuation does not apply to all executive officers of the Company, or a failure to include Mr. Overton in any new benefit plan or program offered to all other executive officers of the Company; or (iv) upon a Change in Control (as defined in his employment agreement), if any of Mr. Overton’s equity awards are not assumed by the surviving entity and also not accelerated.

Should Mr. Overton be subject to any excise tax in connection with the “excess parachute payment” provisions of Section 280G of the Code, Mr. Overton would not be entitled to receive an additional “gross-up” payment from us. Instead, Mr. Overton’s employment agreement contains a “best net” provision; any punitive parachute payments will be reduced to an amount such that there would be no excise taxes if such reduction would cause Mr. Overton to receive a greater amount as measured on an after-tax basis.
In recognition of Mr. Overton’s unique contributions as our founder, Mr. Overton’s Employment Agreement provides for a “Founder’s Retirement Benefit,” pursuant to which he will receive, during his lifetime or in the event of his death to his designated beneficiary, an annual payment in the amount of  $650,000 for ten years, payable in equal monthly installments, as further described in Mr. Overton’s Employment Agreement.
Following Mr. Overton’s separation from service with us, he is entitled to retain the title of  “Founder” of the Company for the remainder of his lifetime. His other lifetime benefits are retaining the title of  “Chairman Emeritus” and dining privileges at our restaurants, in each case provided he wasn’t terminated for Cause (as defined in his employment agreement). For ten years following separation (or until subsequently employed if earlier), Mr. Overton will have an office and secretary, provided he is not in competition with us, and further provided that he promotes our brand, business and reputation.
David M. Gordon, Matthew E. Clark, Scarlett May and Keith T. Carango.   We maintain employment agreements with our other Named Executive Officers which are all substantially similar to one another (the “NEO Employment Agreements”).
Each of the NEO Employment Agreements has an initial term of approximately one year and will extend automatically for additional one-year terms on each anniversary date unless either of the parties gives notice of intent not to extend at least 90 days prior to the then current expiration date. The Compensation Committee determines any future adjustments to base salary of each executive, but none of such executives’ annual salary may be decreased without his or her consent unless the annual salaries of all other executive officers are proportionately decreased. In addition, the NEO Employment Agreements respectively provide for certain benefits upon termination of the executive’s employment under certain circumstances, including death or Permanent Disability (as defined in the NEO Employment Agreements), a termination by us other than a Termination With Cause, or a Constructive Termination, including a Constructive Termination within 18 months of a change in control. See “Potential Payments upon Termination or Change in Control” below for more information on the potential payments.
For the purposes of the NEO Employment Agreements:
•
“Constructive Termination” generally means (without the applicable executive’s consent): (i) a relocation of more than 45 miles of the executive’s principal business office; (ii) a material diminution in the executive’s title, authority, duties or responsibilities; (iii) a decrease in the executive’s annual base salary or a material diminution in and/or discontinuation of any benefit plan or program, or level of participation which decrease or discontinuation does not apply to all executive officers of the Company, or a failure to include the executive in any new benefit plan or program offered to all other executive officers of the Company; or (iv) upon a Change in Control (as defined in the NEO Employment Agreements), if any of the executive’s equity awards are not assumed by the surviving entity and also not accelerated.

•
“Termination With Cause” generally means a termination by the Company upon the executive’s: (i) failure to substantially perform his or her duties with the Company (other than any such failure resulting from the executive’s incapacity due to physical or mental illness), after delivery of a written notice identifying such failure from the Company, which, if such failure is not material, continues for 30 days following the delivery of such notice; (ii) incompetence or gross negligence in the discharge of his or her duties; (iii) commission of any dishonesty, act of theft, embezzlement, or fraud; (iv) breach of confidentiality in violation of law or of the Company’s policies and procedures; (v) unauthorized disclosure or use of inside or proprietary information in violation of law or of the Company’s policies and procedures; (vi) willful or material violation of any law, rule or regulation of any governing authority; (vii) willful or material violation of the Company’s policies and procedures; (viii) intentional conduct that is injurious to the reputation, business or assets of the Company; or (ix) except as expressly permitted by the NEO Employment Agreements, solicitation of the Company’s consultants or employees to work for any business other than the Company or its affiliates during the term of the applicable NEO Employment Agreement without the knowledge and consent of the CEO of the Company.

The NEO Employment Agreements each provide that the executive is eligible to participate with other executive officers in any of our bonus, equity, health and welfare, and fringe benefit plans, to the extent eligible by virtue of his or her position, tenure and salary. The NEO Employment Agreements also provide each executive with the option to participate in our leased car program or, in lieu thereof, to receive a car allowance.
The NEO Employment Agreements contain the same Code Section 280G “best net” provision as described above for Mr. Overton. In addition, the NEO Employment Agreements provide that if an executive is subject to additional taxes imposed by Code Section 409A which relate solely to the timing of payment for the severance benefits under the executive’s prior employment agreement, then within 60 days after the determination that such Code Section 409A taxes are due, we will pay him or her a cash payment so that he or she will be in the same position on an after-tax basis that he or she would have been in if no Code Section 409A taxes and related interest and/or penalties had been imposed.
Mr. Overton’s employment agreement and the NEO Employment Agreements (i) contain confidentiality, noncompete and non solicit restrictive covenants; and (ii) expressly authorize each executive to report to appropriate authorities outside of the Company possible violations of law or regulations and to make other disclosures that are protected under so called “whistleblower” provisions, notwithstanding any confidentiality policies to the contrary.

Potential Payments upon Termination or Change in Control
Acceleration of Equity Awards in Connection with a Change in Control.   Under the Stock Plan, outstanding equity awards that are not assumed or continued upon a Change in Control (as defined in the Stock Plan) by the acquirer will accelerate, with time-based awards vesting in full and performance-based awards vesting at the greater of pro-rated target or actual performance as of the date of the Change in Control. In addition, pursuant to the Stock Plan, except as otherwise set forth in the award agreements, outstanding equity awards that are assumed or continued by the acquirer will vest in full if the Named Executive Officer is terminated without Cause or for Good Reason (each as defined in the Stock Plan) within 12 months following such Change in Control. Pursuant to the award agreements evidencing stock options and restricted stock granted to the Named Executive Officers under the Stock Plan, outstanding equity awards that are assumed or continued by the acquirer will (i) with respect to awards granted in 2020, if the Named Executive Officer experiences a Constructive Termination (as defined in the applicable Named Executive Officer’s employment agreement) or a termination for Good Reason within 18 months following such Change in Control, vest upon such termination with respect to those shares that are scheduled to vest within 24 months after the termination, and/or (ii) with respect to equity awards granted in 2021, 2022 and 2023, if the Named Executive Officer is terminated without Cause, due to a Constructive Termination or for Good Reason within 18 months following such Change in Control, vest in full, in each case, provided that if vesting is subject to a Company performance condition, the accelerated vesting only occurs if, as and when such condition is achieved.
Pursuant to the award agreements evidencing stock options and restricted stock granted to the Named Executive Officers under the Stock Plan, in the event that an applicable Named Executive Officer experiences a termination due to death or Disability (as defined in the Stock Plan) then: (i) with respect to awards granted in or prior to 2020, any awards that were scheduled to vest within 24 months after the termination will vest upon termination, and/or (ii) with respect to equity awards granted in 2021, 2022 and 2023, outstanding equity awards will vest in full, provided that if vesting is subject to a Company performance condition, the accelerated vesting only occurs if, as and when such condition is achieved.
Chief Executive Officer.   Pursuant to Mr. Overton’s Employment Agreement, if Mr. Overton’s employment were terminated by us without Cause or if he voluntarily resigns from his employment due to a Constructive Termination, then provided he timely executes a general release of claims and continues to comply with restrictive covenants, he or his estate would be entitled to receive continued payment of his then current annual base salary (on regular payroll dates) for a period of twenty-four (24) months from the date of termination (the “Continuation Period”) and a pro-rata bonus for the fiscal year in which the termination occurred based on length of service during such fiscal year prior to the termination date and actual performance. Through the end of the Continuation Period (or until coverage is provided by a subsequent employer, if applicable), Mr. Overton would be entitled to a Company car at the comparable level provided to him prior to his termination and continuation of health and welfare benefits on behalf of Mr. Overton and his dependents. In addition, all installments of outstanding equity awards that are scheduled to vest within 24 months of Mr. Overton’s termination date would vest and, as applicable, become exercisable as of such termination date; provided, however, any performance-based awards will be subject to achievement of their underlying performance goals. In the event of Mr. Overton’s termination for any reason other than by the Company for Cause, then generally he will have the right to exercise any vested equity awards for a period of 36 months from the later of  (i) the date of his Separation from Service (as defined in his employment agreement) or (ii) if vesting of such award is Company performance-based, the date of vesting or lapse of restriction on such award due to Company’s achievement of such performance (subject in all cases to the earlier expiration or termination of the applicable award).
Mr. Overton would also be entitled to an annual Founder’s Retirement Benefit as earlier described. This benefit is an unfunded, unsecured promise to pay benefits in the future, and Mr. Overton has no right or interest in any of our specific assets by virtue of this obligation.
The following table shows the potential payments to Mr. Overton upon a termination of his employment or a change in control of the Company pursuant to Mr. Overton’s Employment Agreement, the Stock Plan and award agreements evidencing the grant of outstanding equity awards, not including accrued payments that would be owed through the termination date. In accordance with SEC rules, this table assumes that (i) the triggering event took place on January 2, 2024, the last business day of our fiscal 2023; (ii) the intrinsic value of non-qualified stock option share acceleration is computed by multiplying the difference between the applicable exercise prices and the market price of our common stock on January 2, 2024 ($34.36) by the number of unvested options that are subject to acceleration; (iii) the value of restricted share acceleration is computed by multiplying the market price of our common stock on January 2, 2024 by the number of unvested restricted shares that are subject to acceleration with performance shares assumed to have paid out at target; and (iv) a performance incentive bonus was earned in fiscal 2023 at the level set forth in the “Summary Compensation Table.”
CEO POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF
JANUARY 2, 2024
	Change In Control			Qualifying Termination of Employment without Change In Control
David Overton	Payout with assumption or continuation of awards(1) ($)	Payout without assumption or continuation of awards ($)	Payout upon termination by Company without Cause, or by Executive due to Constructive Termination ($)	Payout upon Death or Permanent Disability ($)	Payout upon termination by Company without Cause, or by Executive due to Constructive Termination ($)	Payout upon termination with Cause or voluntary termination, including retirement ($)
Cash Severance(6)	—	—	256,404	—	256,404	—
Pro-Rata Bonus(7)	—	—	1,020,621	—	1,020,621	—
Intrinsic Value of Equity Acceleration	—	13,809,284(2)	13,809,284(3)	13,809,284(4)	6,573,755(5)	—
Benefits and Other Perquisites(8)	—	—	8,298	—	8,298	—
Health & Welfare Benefits(8)	—	—	4,818	—	4,818	—
Gross-up on Excise Tax	—	—	—	—	—	—
Founder’s Retirement Benefit(9)	—	—	5,055,000	5,055,000	5,055,000	5,055,000
Total CEO Benefit	—	13,809,284	20,154,425	18,864,284	12,918,896	5,055,000

(1)
Neither Mr. Overton’s employment agreement, nor any of Mr. Overton’s outstanding unvested equity award agreements provide for an automatic acceleration of vesting of equity awards solely as a result of a Change in Control (as defined under such documents). The information in this column assumes that a Change in Control occurs without the occurrence of any of the triggering events discussed in footnotes (2) or (3).

(2)
Amount represents the value of accelerated vesting of outstanding equity awards assuming that such equity awards are not assumed in connection with a Change in Control and further assuming that performance conditions continuing to affect the vesting of awards are satisfied at target as of the date of such Change in Control.

(3)
Amount represents the value of accelerated vesting of outstanding options and restricted stock in connection with a qualifying termination within 18-months following a Change in Control assuming that performance conditions continuing to affect the vesting of awards are satisfied at target.

(4)
Amount represents the value of accelerated vesting of outstanding stock options and restricted stock in connection with a termination due to death or Disability assuming that performance conditions continuing to affect the vesting of awards are satisfied at target. In addition, Mr. Overton’s estate or designated beneficiary would be eligible to receive $497,500 in life insurance proceeds upon his death (i.e., 50% of his base salary for 2023).

(5)
Amount represents the value of accelerated vesting of outstanding stock options and restricted stock in connection with a termination by the Company without Cause or due to a Constructive Termination assuming that performance conditions continuing to affect the vesting of awards are satisfied at target.

(6)
Amounts represent the value of cash severance comprised of payment of Mr. Overton’s annual salary from the date of termination to the expiration of the then current term of his employment agreement (the “Continuation Period”). Mr. Overton’s employment agreement has a term ending on April 1, 2024.

(7)
Amounts represent the value of Mr. Overton’s annual bonus assuming that performance objectives for fiscal year 2023 under our Performance Incentive Plan were satisfied at the levels set forth in the “Summary Compensation Table”, as certified by our Compensation Committee in 2024, and the executive remained employed for the full fiscal year. Under his employment agreement, however, Mr. Overton would only receive a pro rata portion of such bonus for the period of actual service in the fiscal year during which termination occurs.

(8)
Amounts in this row represent the value of Mr. Overton’s use of a car, life insurance and health and welfare benefits, in each case, during the Continuation Period. Following any termination without Cause, he also would be entitled to certain dining privileges at our restaurants, and for a period of ten years, use of an office and secretary at our corporate center while he continues to perform certain consulting services for the Company.

(9)
Amounts in this row represent the net present value of  $650,000 per year for a period of ten years after separation from service, calculated using a 3.95% discount rate (based on the 10 Year Treasury Yield Rate in effect on January 2, 2024) and 12 monthly payments for each year.

Named Executive Officers other than CEO.   Under each NEO Employment Agreement, the executive will be entitled to a severance payment in cash equal to one times his or her then current annual base salary payable in installments and a pro-rata annual bonus for the fiscal year in which the termination occurred based on length of service and actual performance, if during the term of the agreement (i) we terminate his or her employment for any reason other than a Termination With Cause; (ii) if the executive’s employment is terminated by reason of death or Permanent Disability; (iii) if within 18 months after a change in control we terminate the executive’s employment (whether or not the term of the agreement ended without renewal) for any reason other than a Termination With Cause; or (iv) if the executive terminates the agreement in connection with the occurrence of a Constructive Termination during the term or within 18 months after a Change in Control (as defined in the NEO Employment Agreements), whether or not the term has expired. Certain other medical, dental and hospitalization benefits (or such comparable alternative benefits determined by us) for the executive and his or her dependents also will be paid by us for an additional 12 months, unless sooner provided by a subsequent employer. In addition, all installments of equity awards that are scheduled to vest within 24 months of an executive’s termination date would vest and, as applicable, become exercisable as of such termination date; provided, however, that any performance-based awards will be subject to achievement of their underlying performance goals. In the event of any termination other than a Termination With Cause, the executive generally will have the right to exercise any vested equity awards for a period of 24 months (or 36 months in the case of retirement with 20 continuous years of service) from the later of  (i) the date of his or her Separation from Service (as defined in the NEO Employment Agreement) or (ii) if vesting of such award is Company performance-based, the date of vesting or lapse of restriction on such award due to Company’s achievement of such performance (subject in all cases to the earlier expiration or termination of the applicable award).
Potential Payments Upon Termination or Change in Control.   The following table shows the potential payments upon termination of employment or a change in control for the Named Executive Officers other than Mr. Overton and does not include accrued payments that would be owed through the termination date. In accordance with SEC rules, the table assumes that (i) the triggering event took place on January 2, 2024, the last business day of our fiscal 2023; (ii) the intrinsic value of non-qualified stock option share acceleration is computed by multiplying the difference between the applicable exercise prices and the market price of our common stock on January 2, 2024 ($34.36) by the number of unvested options that are subject to acceleration; (iii) the value of restricted share acceleration is computed by multiplying the market price of our common stock on January 2, 2024 by the number of unvested restricted shares that are subject to acceleration with performance shares assumed to have paid out at target.; and (iv) a performance incentive bonus was earned in fiscal 2023 at the level set forth in the “Summary Compensation Table” for each individual.

EXECUTIVE OFFICERS OTHER THAN CEO
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
AS OF JANUARY 2, 2024
	Change In Control			Termination without Change In Control
	Payout with assumption or continuation of awards(1) ($)	Payout without assumption or continuation of awards(2) ($)	Payout upon termination by Company without Cause, or Constructive Termination by Executive within 18 months ($)	Payout upon permanent disability ($)	Payout upon death ($)	Payout upon termination by Company without Cause, or by Executive as a result of Constructive Termination ($)	Payout upon termination with Cause or voluntary termination, including retirement ($)
David M. Gordon
Cash Severance(5)	—	—	750,000	750,000	750,000	750,000	—
Pro-Rata Bonus(6)	—	—	559,500	559,500	559,500	559,500	—
Intrinsic Value of Equity Acceleration(7)	—	3,422,325	3,422,325	3,422,325(3)	3,422,325(3)	1,613,958	—
Health & Welfare Benefits(8)	—	—	16,576	16,576	16,576	16,576	—
Gross-up on Excise Tax	—	—	—	—	—	—	—
David M. Gordon Total	—	3,422,325	4,748,401	4,748,401	4,748,401	2,940,034	—
Matthew E. Clark
Cash Severance(5)	—	—	595,000	595,000	595,000	595,000	—
Pro-Rata Bonus(6)	—	—	416,128	416,128	416,128	416,128	—
Intrinsic Value of Equity Acceleration(7)	—	2,522,849	2,522,849(4)	2,522,849(3)	2,522,849(3)	1,430,201(3)	—
Health & Welfare Benefits(8)	—	—	16,482	16,482	16,482	16,482	—
Gross-up on Excise Tax	—	—	—	—	—	—	—
Matthew E. Clark Total	—	2,522,849	3,550,459	3,550,459	3,550,459	2,457,811	—
Scarlett May
Cash Severance(5)	—	—	567,500	567,500	567,500	567,500	—
Pro-Rata Bonus(6)	—	—	343,976	343,976	343,976	343,976	—
Intrinsic Value of Equity Acceleration(7)	—	1,604,337	1,604,337(4)	1,604,337(3)	1,604,337(3)	788,631(3)	—
Health & Welfare Benefits(8)	—	—	23,872	23,872	23,872	23,872	—
Gross-up on Excise Tax	—	—	—	—	—	—	—
Scarlett May Total	—	1,604,337	2,539,685	2,539,685	2,539,685	1,723,979	—
Keith T. Carango
Cash Severance(5)	—	—	462,500	462,500	462,500	462,500	—
Pro-Rata Bonus(6)	—	—	223,890	223,890	223,890	223,890	—
Intrinsic Value of Equity Acceleration(7)	—	1,262,043	1,262,043(4)	1,262,043(3)	1,262,043(3)	598,551(3)	—
Health & Welfare Benefits(8)	—	—	16,002	16,002	16,002	16,002	—
Gross-up on Excise Tax	—	—	—	—	—	—	—
Keith T. Carango Total	—	1,262,043	1,964,435	1,964,435	1,964,435	1,300,943	—
Total Payments (including those for Mr. Overton (see CEO Table above))	—	22,620,838	32,957,405	31,667,264	31,667,264	21,341,663	5,055,000

(1)
None of the NEO Employment Agreements, nor any of the executives’ award agreements under which there are outstanding unvested awards, provide for an automatic acceleration of vesting of awards solely as a result of a Change in Control (as defined under such documents) (a so called “Single Trigger”). The information in this column assumes that a Change in Control occurs without the occurrence of any of the events discussed in footnotes (2) or (3).

(2)
Amounts represent the value of accelerated vesting of outstanding equity awards assuming such equity awards are not assumed in connection with a Change in Control and further assuming that performance conditions continuing to affect the vesting of awards are satisfied at target as of the date of such Change in Control.

(3)
Amounts represent the value of accelerated vesting of outstanding options and restricted stock in connection with a termination by the Company without Cause, due to a Constructive Termination or due to the Named Executive Officer’s death or Disability, in each case, assuming that performance conditions continuing to affect the vesting of awards are satisfied at target.

(4)
Amounts represent the value of accelerated vesting of outstanding options and restricted stock in connection with a qualifying termination within 18-months following a Change in Control assuming that performance conditions continuing to affect the vesting of awards are satisfied at target.

(5)
Amounts represent payment of 12 months of the Named Executive Officer’s annual base salary.

(6)
Amounts represent the value of the applicable Named Executive Officer’s annual bonus assuming that the performance objectives for fiscal year 2023 under our Performance Incentive Plan were satisfied at the levels set forth in the “Summary Compensation Table”, as certified by our Compensation Committee in 2024, and the executive remained employed for the full fiscal year. Under the NEO Employment Agreements, however, the applicable executive would only receive a pro-rata portion of such bonus for the period of actual service in the fiscal year during which termination occurs.

(7)
Amounts in this column represent 12 months of Company-paid continued medical, dental, vision care and hospitalization benefits.

In addition to the payments set forth above, each Named Executive Officer’s estate or designated beneficiary would be eligible to receive a life insurance payment upon death. This life insurance benefit is provided to all salaried employees at the rate of one times annual base salary up to $750,000 and is reduced to 65% of base salary at age 65 and 50% of base salary at age 70. Please see the section entitled “Other Benefits and Perquisites” in this Proxy Statement.
CEO Pay Ratio
We believe that executive pay should align with the value and contributions that our executives bring to the business, while ensuring that we are paying competitively across our different markets and job levels.
As required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, and Regulation 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the total annual compensation of Mr. Overton, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For fiscal 2023:
•
the median of the annual total compensation of all employees of our Company (other than our CEO) was $30,417 and represents the total compensation of a part-time staff member working approximately 17 hours per week; and

•
the annual total compensation of our CEO, as reported in the “Summary Compensation Table,” was $7,658,919.

Based on this information, for fiscal 2023, our CEO’s annual total compensation was 252 times that of the median of the annual compensation of all employees.

To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
1.
We determined that as of January 2, 2024, our employee population consisted of 45,732 individuals. This population consisted of both full-time and part-time employees. As part of our methodology, we excluded individuals who have not provided services and as a result have no earnings and, in reliance with the “de minimis” exemption under Item 402(u) of Regulation S-K, we excluded all employees in Canada totaling 314 or approximately 0.7% of our total workforce.

2.
To identify the median employee from our employee population, we compared the amount of total wages (including reported tips) of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2023. Given our workforce with similar high turnover rates inherent in the restaurant industry, our methodology included annualizing the compensation for permanent employees who did not work a full calendar year to properly reflect their compensation levels. However, even with this annualizing, many employees had very low hours and had not reached a stabilized work schedule. We did not perform any full-time equivalency adjustments. We believe the use of total wages for all employees is a consistently applied compensation measure.

3.
We identified our median employee by using this compensation measure, which we consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the median employee. Again, the median of the annual total compensation of all employees of our company (other than our CEO) represents a part-time staff member and was $30,417 working approximately 17 hours per week.

4.
Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K on an annualized basis, resulting in annual total compensation of  $30,417.

5.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column in the “Summary Compensation Table,” above.

Pay Versus Performance
Pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act, we are providing the Company’s “pay versus performance” disclosure below. This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Per SEC rules, CAP was created by adjusting the Summary Compensation Table (“SCT”) total values for the applicable year as described in the footnotes to the following table. Please refer to our Compensation Discussion and Analysis section for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.
The following table sets forth information concerning the compensation of our Named Executive Officers (“NEOs”) for each of the fiscal years ended December 29, 2020; December 28, 2021; January 3, 2023 and January 2, 2024, and our financial performance for each such fiscal year:
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100 Investment Based on:
Fiscal Year(1)	Summary Compensation Table Total for PEO ($)	CAP to PEO ($)(2)	Average SCT Total for Non-PEO NEOs ($)	Average CAP to Non-PEO NEOs ($)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income (millions $)	Company Selected Measure: Adjusted EBITDAR (millions $)(4)
2023	7,658,919	7,434,904	1,953,855	1,881,426	94.62	116.21	101	498
2022	7,181,744	3,567,483	1,802,879	1,203,895	86.27	97.86	43	418
2021	7,375,204	8,556,512	1,877,590	2,038,099	103.24	122.95	72	450
2020	5,914,037	10,736,376	1,398,299	2,123,578	96.26	126.30	(253)	173

(1)
The Principal Executive Officer (“PEO”) in all four reporting years is our CEO, David Overton. The NEOs in all four reporting years are David M. Gordon, Matthew E. Clark, Scarlett May and Keith T. Carango.

(2)
CAP amount to our PEO and NEOs, as shown in columns (c) and (e) above in fiscal 2023 reflects the respective amounts shown in columns (b) and (d) of the table shown above, with adjustments shown below as determined by the SEC rules:

Year	SCT Total ($)	Minus SCT Equity ($)	Plus (Minus) End of Fiscal Year Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at End of Fiscal Year ($)	Plus (Minus) Change from Beginning of Fiscal Year to End of Fiscal Year in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at End of Fiscal Year ($)	Plus (Minus) Change in Fair Value from Beginning of Fiscal Year to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year ($)	Plus Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Calculated CAP ($)
PEO
2023	7,658,919	5,600,595	4,594,289	(93,689)	825,115	50,865	7,434,904
2022	7,181,744	5,301,316	4,337,067	(3,049,619)	300,636	98,971	3,567,483
2021	7,375,204	5,099,931	3,871,411	337,172	2,072,656	—	8,556,512
2020	5,914,037	4,496,932	7,717,902	1,802,588	(201,219)	—*	10,736,376
Average Non-PEO NEOs
2023	1,953,855	948,081	746,742	(14,144)	132,562	10,492	1,881,426
2022	1,802,879	904,085	739,642	(488,921)	38,398	15,982	1,203,895
2021	1,877,590	869,091	659,744	57,936	311,920	—	2,038,099
2020	1,398,299	736,073	1,192,739	293,102	(24,489)	—*	2,123,578
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting restricted stock awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance-based restricted stock awards, the same valuation methodology as restricted stock awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on the expected dividend rate as of the date of the applicable revaluation date. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended January 2, 2024 and prior fiscal years.
*
Dividends paid in 2020 are captured in the “All Other Compensation” column of the SCT and thus are not additionally captured in this table.

(3)
For the relevant fiscal year, represents the cumulative total shareholder return indexed to an initial investment of  $100 per share of the S&P 600 Restaurants Index on December 30, 2019.

(4)
Adjusted EBITDAR is a non-GAAP measure and is defined and reconicled from GAAP net income in Appendix A of this proxy statement.

Relationship Between Financial Performance Measures.   The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining Named

Executive Officers, with (i) our cumulative and Peer Group TSR, (ii) our net income, and (iii) our adjusted EBITDAR, in each case, for the fiscal years ended December 29, 2020; December 28, 2021; January 3, 2023 and January 2, 2024.
TSR amounts reported in the graph assume an initial fixed investment of  $100 on December 30, 2019, and that all dividends, if any, were reinvested.

CAP vs Total Shareholder Return
PEO CAP
Avg. Other NEOs CAP
CAKE TSR
S&P 600 Restaurants Index TSR
Total Shareholder Return (TSR)
Compensation Actually Paid ($ millions)
150
125
100
75
50
25
0
$12.0
$10.5
$9.0
$7.5
$6.0
$4.5
$3.0
$1.5
$0.0
$100
$100
$10.7
$126
$96
$2.1
$8.6
$123
$103
$2.0
$3.6
$98
$86
$1.2
$7.4
$116
$95
$1.9
FY2020
FY2021
FY2022
FY2023

CAP vs GAAP Net Income
PEO CAP
Avg. Other NEOs CAP
GAAP Net Income
GAAP Net Income ($ millions)
Compensation Actually Paid ($ millions)
$1,200
$1,050
$900
$750
$600
$450
$300
$150
$0
-$150
-$300
$12.0
$10.5
$9.0
$7.5
$6.0
$4.5
$3.0
$1.5
$0.0
($1.5)
($3.0)
$10.7
$2.1
-$253
$8.6
$2.0
$72
$3.6
$1.2
$43
$7.4
$1.9
$101
FY2020
FY2021
FY2022
FY2023

CAP vs Adjusted EBITDAR
PEO CAP
Avg. Other NEOs CAP
Adj. EBITDAR
Adjusted EBITDAR ($ millions)
Compensation Actually Paid ($ millions)
$1,200
$1,050
$900
$750
$600
$450
$300
$150
$0
$12.0
$10.5
$9.0
$7.5
$6.0
$4.5
$3.0
$1.5
$0.0
$10.7
$2.1
$173
$8.6
$2.0
$450
$3.6
$1.2
$418
$7.4
$1.9
$498
FY2020
FY2021
FY2022
FY2023

Pay Versus Performance Tabular List.   We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our Named Executive Officers for the fiscal year ended January 2, 2024 to Company performance:
•
Adjusted EBITDAR;

•
Revenue growth;

•
Adjusted average annual sales per productive square foot; and

•
Adjusted annual controllable profit.

For additional details regarding our most important financial performance measures, please see the section titled “Compensation Discussion and Analysis-Principal Elements of Compensation” in this Proxy Statement.

OTHER INFORMATION
Internet Availability of Proxy Materials
The Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 2, 2024 (the “Annual Report”) are available at www.proxyvote.com.
Householding of Proxy Materials
Pursuant to the rules adopted by the Securities and Exchange Commission, we may deliver one copy of each of the Notice of Annual Meeting, this Proxy Statement and Annual Report to two or more stockholders sharing the same address. This process, which is commonly referred to as “householding,” helps lower our costs and conserve natural resources. In accordance with these rules, only one Proxy Statement and Annual Report, or Notice of Availability, will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, or Notice of Availability, please notify your broker or direct your written request to Etienne Marcus, Vice President of Finance and Investor Relations, The Cheesecake Factory Incorporated, 26901 Malibu Hills Road, Calabasas Hills, California 91301, (818) 871-3000. Stockholders who currently receive multiple copies of the Proxy Statement and Annual Report, or Notice of Availability, at their address and would like to request “householding” of their communications should contact their broker.

Beneficial Ownership of Principal Stockholders and Management
The following table sets forth certain information regarding the beneficial ownership as of March 15, 2024 of our common stock by each person or entity known to us to beneficially own more than five percent (5%) of the outstanding shares of our common stock; each of our current directors and director nominees; our Named Executive Officers; and all of our executive officers and directors as a group.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Total Outstanding(3)
BlackRock, Inc(4)	7,476,498	14.6%
The Vanguard Group, Inc.(5)	5,502,069	10.8%
Kayne Anderson Rudnick Investment Management, LLC(6)	2,947,277	5.8%
Baron Capital Group, Inc.(7)	2,200,000	4.3%
EARNEST Partners, LLC(8)	2,815,127	5.5%
Named Executive Officers, Directors and Director nominees:
David Overton(9)	3,793,521	7.4%
Edie A. Ames(10)	32,100	*
Alexander L. Cappello(11)	13,318	*
Khanh Collins(12)	8,592	*
Adam S. Gordon(13)	3,652	*
Jerome I. Kransdorf(14)	13,750	*
Janice L. Meyer(15)	14,665	*
Laurence B. Mindel(16)	12,500	*
David B. Pittaway(17)	18,813	*
David M. Gordon(18)	74,093	*
Matthew E. Clark(19)	48,368	*
Scarlett May(20)	40,643	*
Keith T. Carango(21)	50,012	*
All executive officers and directors as a group (13 persons)(22)	4,124,027	8.1%

*
Less than 1% of the issued and outstanding shares.

(1)
Unless otherwise indicated in the footnotes below, the address for all beneficial owners included in this table is c/o The Cheesecake Factory Incorporated, 26901 Malibu Hills Road, Calabasas Hills, California 91301.

(2)
The number of shares beneficially owned by each individual or entity is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has the sole or shared voting power or investment power plus any shares that the person or entity has the right to acquire within 60 days of March 15, 2024 through the exercise of any stock option or other right. Shares that a person or entity has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Based on 51,036,695 shares outstanding as of March 15, 2024.

(4)
BlackRock, Inc. as a parent holding company or control person, beneficially owns 7,476,498 shares of the Company. BlackRock, Inc. has sole power to vote or direct the vote of 7,363,798 shares and sole power to dispose or direct the disposition of 7,476,498 shares. The foregoing information is based solely on a Schedule 13G filed by BlackRock, Inc. on January 22, 2024 under the Exchange Act. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
The Vanguard Group, Inc. (“Vanguard”), in its capacity as investment advisor, may be deemed to beneficially own 5,502,069 shares of the Company held of record by clients of Vanguard. Vanguard has shared power to vote or direct the vote of 89,308 shares, sole power to dispose or direct the disposition of 5,366,995 shares and shared power to dispose or direct the disposition of 135,074 shares. The foregoing information is based solely on the Schedule 13G filed by Vanguard on February 13, 2024 under the Exchange Act. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(6)
Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”), in its capacity as investment advisor, may be deemed to beneficially own 2,947,277 shares of the Company held of record by clients of Kayne Anderson. Kayne Anderson has sole power to vote or direct the vote of 1,992,905 shares, shared power to vote or direct the vote of 780,297 shares, sole power to dispose or direct the disposition of 2,166,980 shares and shared power to dispose or direct the disposition of 780,297 shares. The foregoing information is based solely on the Schedule 13G filed by Kayne Anderson on February 13, 2024 under the Exchange Act. The address for Kayne Anderson is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.

(7)
Baron Capital Group, Inc. (“BCG”), in its capacity as investment advisor, may be deemed to beneficially own 2,200,000 shares of the Company held of record by clients of BCG. BCG has sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 2,200,000 shares, sole power to dispose or direct the disposition of 0 shares and shared power to dispose or direct the disposition of 2,200,000 shares. The foregoing information is based solely on the Schedule 13G filed by BCG on February 14, 2024 under the Exchange Act. The address for BCG is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(8)
EARNEST Partners, LLC, in its capacity as investment advisor, may be deemed to beneficially own 2,815,127 shares of the Company held of record by clients of EARNEST Partners, LLC. EARNEST Partners, LLC has sole power to vote or direct the vote of 2,242,267 shares, shared power to vote or direct the vote of 0 shares, sole power to dispose or direct the disposition of 2,815,127 shares and shared power to dispose or direct the disposition of 0 shares. The foregoing information is based solely on the Schedule 13G filed by EARNEST Partners, LLC on February 13, 2024 under the Exchange Act. The address for EARNEST Partners, LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

(9)
Mr. Overton is a Named Executive Officer and a director of the Company. Includes 216,140 restricted shares held directly that are not yet vested and 2,951,061 shares held by the David M. Overton Family Trust of which Mr. Overton is trustee. Excludes 60,211 shares held by Mr. Overton’s spouse as trustee for the Sheila A. Overton Living Trust and 183,950 shares held by the David M. Overton 2011 Gift Trust UTA dated 11/23/2011 (the “Gift Trust”) for the benefit of Mr. Overton’s son, of which Mr. Overton’s spouse is trustee. These shares are excluded as Mr. Overton disclaims beneficial ownership of the shares owned by his spouse and by the Gift Trust. Also includes 626,320 shares Mr. Overton has a right to acquire upon the exercise of options exercisable within 60 days of March 15, 2024. For additional information regarding Mr. Overton’s equity grants, refer to the section entitled “Outstanding Equity Awards” in this Proxy Statement.

(10)
Ms. Ames is a director of the Company. All shares are held by the Ames Living Trust of which Ms. Ames is a trustee.

(11)
Mr. Cappello is a director of the Company. Includes 13,140 shares held by Maricopa Capital LLC of which Mr. Cappello is the sole shareholder. Also includes 178 shares held by Mr. Cappello’s children for which his spouse acts as custodian.

(12)
Ms. Collins is a director of the Company. All shares are held directly.

(13)
Mr. Adam S. Gordon is a director of the Company. All shares are held directly.

(14)
Mr. Kransdorf is a director of the Company. All shares are held directly.

(15)
Ms. Meyer is a director of the Company. All shares are held directly.

(16)
Mr. Mindel is a director of the Company. All shares are held by the Mindel Living Trust U/A dated 10/05/1992 of which Mr. Mindel is trustee.

(17)
Mr. Pittaway is a director of the Company. All shares are held directly.

(18)
Mr. David Gordon is a Named Executive Officer. Includes 44,674 restricted shares held directly that are not yet vested, 29,419 shares held directly and 102,430 shares Mr. Gordon has a right to acquire upon exercise of options exercisable within 60 days of March 15, 2024. For additional information regarding Mr. Gordon’s equity grants, refer to the section entitled “Outstanding Equity Awards” in this Proxy Statement.
(19)
Mr. Clark is a Named Executive Officer. Includes 15,408 restricted shares held directly that are not yet vested, 32,960 shares held directly and 156,784 shares Mr. Clark has a right to acquire upon exercise of options exercisable within 60 days of March 15, 2024. For additional information regarding Mr. Clark’s equity grants, refer to the section entitled “Outstanding Equity Awards” in this Proxy Statement.

(20)
Ms. May is a Named Executive Officer. Includes 27,334 restricted shares held directly that are not yet vested, 13,309 shares held directly and 35,840 shares Ms. May has a right to acquire upon the exercise of options exercisable within 60 days of March 15, 2024. For additional information regarding Ms. May’s equity grants, refer to the section entitled “Outstanding Equity Awards” in this Proxy Statement.

(21)
Mr. Carango is a Named Executive Officer. Includes 19,770 restricted shares held directly that are not yet vested, 30,242 shares held directly and 49,700 shares Mr. Carango has a right to acquire upon the exercise of options exercisable within 60 days of March 15, 2024. For additional information regarding Mr. Carango’s equity grants, refer to the section entitled “Outstanding Equity Awards” in this Proxy Statement.

(22)
Includes 971,074 shares our executive officers and directors have a right to acquire upon the exercise of options exercisable within 60 days of March 15, 2024.

Equity Compensation Plan Information
The following table sets forth information concerning the shares of common stock that may be issued under all of our equity compensation plans as of January 2, 2024, the last day of fiscal 2023.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders	1,200,250(2)	47.11	3,140,982
Equity compensation plans not approved by stockholders	—	—	—
Total	1,200,250	47.11	3,140,982

(1)
Shares may be issued upon exercise of options or SARs, as awards of restricted shares, upon vesting of restricted stock units, awards of deferred shares or as payment for performance shares or performance units.

(2)
Amounts include 1,199,170 outstanding options and 1,080 outstanding RSUs. The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect shares that will be issued upon the vesting of outstanding RSUs, which have no exercise price.

Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, our directors, executive officers and any persons holding 10% or more of our common stock (“Section 16 reporting persons”) are required to report their ownership of common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC, and we are required to report in this Proxy Statement any failure to file on a timely basis by such persons. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16 reporting persons complied with all Section 16(a) filing requirements during the fiscal year ended January 2, 2024, except that the Form 4s for the restricted stock units automatically granted to each of Mr. Cappello, Ms. Collins, Mr. Gordon, Ms. Meyer and Mr. Pittaway immediately following the 2023 annual shareholder meeting under our director compensation program were filed late on July 27, 2023.

Voting; Quorum; Abstentions and Broker Non-Votes
As of the close of business on April 1, 2024, the record date fixed by the Board for the Annual Meeting (the “Record Date”) 50,972,401 shares of our common stock were outstanding, and there were no outstanding shares of any other class of stock. Each holder of common stock as of the Record Date is entitled to one vote for each share of common stock held of record. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Stockholders do not have cumulative voting rights and will not be entitled to appraisal or similar dissenters’ rights in connection with the proposals to be voted on at the Annual Meeting.
The representation of a majority of the shares entitled to vote at the Annual Meeting, present in person (including via the virtual platform) or represented by proxy will represent a quorum for the transaction of business. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining or constitutes a broker non-vote. Brokers or other nominees may not vote on non-routine matters without instructions from beneficial owners. As a result, if you are a beneficial owner and do not instruct your broker or other nominee how to vote on a non-routine matter, your broker or other nominee will not vote for you. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and is not otherwise permitted to vote the underlying shares on a given matter.
For Proposal 1, our Bylaws provide that, in the election of directors, nominees shall be elected by a plurality of the votes cast by the holders of shares entitled to vote thereon, present in person (including via the virtual platform) or represented by proxy at the Annual Meeting; provided, that each nominee has agreed that if elected, he or she will submit an irrevocable resignation for consideration by the Board that will be effective upon (i) such director’s failure to receive a majority of votes cast in any uncontested election at which he or she is subject to reelection, and (ii) acceptance of that resignation by the Board. An uncontested election (such as the election held at this Annual Meeting) means that the number of nominees for director does not exceed the number of directors to be elected at that meeting. A majority of votes cast means that the number of shares cast “FOR” a nominee’s election exceeds the number of votes cast “AGAINST” that nominee. Abstentions are not considered votes cast and, therefore, will have no effect on the outcome of the vote. The election of directors is not a routine matter under applicable rules. As a result, there may be broker non-votes on Proposal 1. However, broker non-votes are not considered votes cast and, therefore, will have no effect on the outcome of the vote.
Proposal 2 requires the affirmative vote of the majority of the outstanding shares. A majority of the outstanding shares means that the number of shares cast “FOR” Proposal 2 must equal a majority of all the shares outstanding. Abstentions will have the same effect as votes “AGAINST” the proposal. The adoption of the Restated Certificate of Incorporation is not a routine matter under applicable rules. As a result, there may be broker non-votes on Proposal 2. Broker non-votes will have the same effect as votes “AGAINST” the proposal.
Proposals 3 and 4 require the approval of a majority of the outstanding shares of stock present in person (including via the virtual platform) or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions as to these proposals will count as shares present and entitled to vote on the proposals and, accordingly, will count as votes “AGAINST” the proposal. The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2024 (Proposal 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected on Proposal 3. Proposals 4 is not a routine matter under applicable rules. As a result, there may be broker non-votes on Proposal 4. However, broker non-votes are not considered shares entitled to vote on this proposal and will have no effect on the outcome of the vote on this proposal.
How to Vote at the Annual Meeting
If you are the record holder of your stock as of the Record Date, you may submit a proxy by executing and returning the enclosed proxy card(s) in the provided postage-paid envelope. You may also attend the Annual Meeting virtually and vote your shares at www.virtualshareholdermeeting.com/CAKE2024 during the Annual Meeting. You will need the 16-digit control number which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.
If a bank, broker or other nominee is the record holder of your stock on the Record Date, you will be able to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee. If a bank, broker or other nominee is the record holder of your stock on the Record Date you must obtain and submit a legal proxy from your broker or other nominee as the record holder and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on the Record Date.
Proxies
Proxies delivered pursuant to this solicitation are revocable prior to their exercise and at the stockholder’s option by (i) attending and voting at the Annual Meeting (which will be held virtually), as described above (although attending the Annual Meeting via the Internet itself will not revoke a proxy), or (ii) filing a written notice with Scarlett May, our Secretary, revoking the proxy, or (iii) submitting another duly executed proxy bearing a later date. Unless previously revoked, all proxies representing shares entitled to vote delivered pursuant to this solicitation will be voted at the Annual Meeting by the named attorneys-in-fact and agents, to the extent authorized, in accordance with the directions contained therein.
If no directions are given, the shares represented by such proxies will be voted:
•
FOR the election of the Board’s nominees for director: Mses. Edie A. Ames, Khanh Collins and Janice L. Meyer and Messrs. Alexander L. Cappello, Adam S. Gordon, Jerome I. Kransdorf, Laurence B. Mindel, David Overton and David B. Pittaway;

•
FOR the approval and adoption of the Restated Certificate of Incorporation of The Cheesecake Factory Incorporated to provide for the exculpation of officers as permitted by the DGCL;

•
FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2024, ending December 31, 2024; and

•
FOR approval of, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC (“say-on-pay vote”).The named proxy holders may vote in their discretion upon such other matters as may properly come before the Annual Meeting, including any motion made for adjournment or postponement (including for purposes of soliciting additional votes).

How do I attend the Annual Meeting?
The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Daylight Time on May 30, 2024. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the webcast, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
To attend the Annual Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/CAKE2024 using the 16-digit control number on the proxy card or voting instruction form.
Can I submit questions prior to or at the Annual Meeting?
Stockholders may submit questions in writing in advance or during the Annual Meeting at the following website: www.virtualshareholdermeeting.com/CAKE2024. Stockholders will need the 16-digit control number which appears on their proxy card (printed in the box and marked by the arrow) and the instructions that accompanied their proxy materials. As part of the Annual Meeting, we will hold a live Q&A session, during which we will answer questions pertinent to the Company and the meeting matters, as time permits.

Solicitation
We pay for the cost of preparing, assembling and mailing the Notice of Internet Availability, the Notice of Annual Meeting and Proxy Statement and the cost of this solicitation. Our directors, officers and other staff members may solicit proxies, without additional remuneration, in person or by telephone, facsimile or email transmission. Banks, brokerage houses and other custodians, nominees or fiduciaries will be asked to forward soliciting material to their principals and to obtain authorization for the execution of proxies, and we will reimburse them for their reasonable out-of-pocket expenses incurred in that regard.
Stockholder Proposals for the 2025 Annual Meeting of Stockholders
Any stockholder proposal intended to be included in our proxy statement under SEC Rule 14a-8 for the 2025 annual meeting of stockholders must be received by us for inclusion in the proxy statement and form of proxy for that meeting on or before December 20, 2024.
For a stockholder proposal to be presented at an annual meeting (other than a proposal intended to be included in our proxy statement under SEC Rule 14a-8), the stockholder must comply with the applicable provisions of our Bylaws. In general, these provisions require that notice must be made by a stockholder of record on the date of giving notice and the record date for the annual meeting. In general, our Bylaws require that the notice with respect to the 2025 annual meeting must be received (i) not earlier than January 30, 2025 and (ii) not later than March 1, 2025; provided that, in the event the 2025 annual meeting is called for a date that is not within 30 days before or after the anniversary date of the 2024 annual meeting, the notice must be received not later than the close of business on the tenth day following the date on which notice of the date of the 2025 annual meeting was mailed or public disclosure of the date of the 2025 annual meeting was made, whichever first occurs, or no less than 90 days or more than 120 days prior to the 2025 annual meeting. The foregoing summary does not purport to be a complete description of all of the provisions of our Bylaws pertaining to stockholder proposals. Our Bylaws also provide procedures for stockholder nominations of directors (see the section entitled “Director Nominations Process” in this Proxy Statement). Stockholders may obtain, without charge, a copy of our Bylaws upon written request to Ms. May, our Secretary, at our principal executive offices. Our Bylaws are also available on our website. For information on where to access this document, please see the section in this Proxy Statement entitled “Corporate Governance Principles and Guidelines; Corporate Governance Materials Available on Our Website.”
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominee must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 31, 2025.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2025 annual meeting. Stockholders may obtain our proxy statement (and any amendment and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.
Availability of Annual Report and Form 10-K
Our Annual Report on Form 10-K for the fiscal year ended January 2, 2024 has been filed with the SEC and it, together with our Annual Report to Stockholders, is available on our website listed in the following paragraph. The Annual Report to Stockholders is not incorporated into this Proxy Statement and is not proxy soliciting material.
We make available on our website at investors.thecheesecakefactory.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC. These reports can be found on our website at investors.thecheesecakefactory.com, by clicking on the link for “Financials.” We will provide to any stockholder without charge, upon the written request of that stockholder, a copy of our Annual Report on Form 10-K (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended January 2, 2024. Such requests should be addressed to:

Etienne Marcus
Vice President, Finance and Investor Relations
The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, CA 91301
Adjournment of the 2024 Annual Meeting of Stockholders
In the event there are not sufficient votes to approve any proposal contained in this Proxy Statement at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies from holders of our capital stock. Proxies solicited by our Board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of no more than 30 days and no new record date is fixed for the adjourned meeting, no notice of the time and place of the adjourned meeting is required to be given to the stockholders other than an announcement of the time and place at the Annual Meeting. The chairman of the Annual Meeting or a majority of the shares represented and voting at the Annual Meeting is required to approve the adjournment, regardless of whether there is a quorum present at that meeting.
Other Matters
We currently know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the form of proxy intend to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.
By Order of the Board,
/s/ Scarlett May
Secretary
Calabasas Hills, California
April 18, 2024

YOUR VOTE IS VERY IMPORTANT

      Whether or not you plan to attend the Annual Meeting of Stockholders, and to ensure that a quorum is present, you are urged to vote your proxy online, by telephone or by returning the proxy card by mail. If you are able to attend the Annual Meeting and you wish to vote your shares during the meeting, the proxy is revocable. However, if you hold your shares through an account with a brokerage firm, bank or other nominee, you may not vote these shares online at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.

      Voting online or by telephone is fast, convenient and your vote is immediately confirmed and posted. To vote online or by telephone, first read the accompanying Proxy Statement and then follow the instructions below:

VOTE ONLINE	VOTE BY TELEPHONE
1. Go to www.proxyvote.com.	1. Using a touch-tone telephone, call 1-800-690-6903.
2. Follow the step-by-step instructions provided.	2. Follow the step-by-step instructions provided.
IF YOU PLAN TO ATTEND THE ANNUAL MEETING

      We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CAKE2024. The webcast will start at 10:00 a.m., Pacific Daylight Time, on Thursday, May 30, 2024. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

Please do not return your Proxy Card if you voted by telephone or online.

APPENDIX A—RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of net income and diluted net income per common share to the corresponding adjusted measures (in thousands, except per share data):
Fiscal Year 2023
Income from operations	$108,566
Depreciation and amortization expenses	93,136
Rent	232,963
EBITDAR	434,665
Impairment of assets and lease terminations	29,464
Equity compensation expenses	25,781
Other	7,767
Adjusted EBITDAR	$497,675
	Fiscal Year
	2023	2022
Net income available to common stockholders	$101,351	$43,123
Impairment of assets and lease termination expenses	29,464	31,387
Acquisition-related contingent consideration, compensation and amortization expense	11,686	13,368
Tax effect of adjustments(1)	(10,699)	(11,637)
Adjusted net income	$131,802	$76,241
Diluted net income per common share	$2.07	$0.86
Impairment of assets and lease termination expenses	0.61	0.62
Acquisition-related contingent consideration, compensation and amortization expense	0.24	0.27
Tax effect of adjustments(1)	(0.22)	(0.23)
Adjusted net income per share(2)	$2.69	$1.51

(1)
Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumed a 26% tax rate.

(2)
Adjusted net income per share may not add due to rounding.

Adjusted net income and adjusted diluted net income per share are supplemental measures of our performance that are not required by or presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly-titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. We calculate these non-GAAP measures by eliminating from net income and diluted net income per common share the impact of items we do not consider indicative of our ongoing operations. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. In the future, we may incur expenses or generate income similar to the adjusted items.

A-1

APPENDIX B—RESTATED CERTIFICATE OF INCORPORATION
RESTATED
CERTIFICATE OF INCORPORATION
OF
THE CHEESECAKE FACTORY INCORPORATED
~~Effective August 6, 2018~~
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
THE CHEESECAKE FACTORY INCORPORATED, a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), DOES HEREBY CERTIFY:
The name of the Corporation is The Cheesecake Factory Incorporated. The date of filing of its original ~~certificate of incorporation~~ Certificate of Incorporation with the Secretary of State of the State of Delaware was February 13, 1992.
This Restated Certificate of Incorporation ~~restates and integrates the certificate of incorporation~~ of the Corporation ~~as heretofore amended or supplemented. There is no discrepancy between the provisions of this Restated Certificate of Incorporation and the provisions of the certificate of incorporation of the Corporation as heretofore amended or supplemented. This Restated Certificate of Incorporation~~ has been duly adopted in accordance with the provisions of Sections 242 and ~~Section~~ 245 of the Delaware General Corporation Law ~~of the State of Delaware~~.
The effective date of this Restated Certificate of Incorporation shall be the date it is filed with the Secretary of State of the State of Delaware.
The Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
FIRST:   The name of the Corporation is THE CHEESECAKE FACTORY INCORPORATED.
SECOND:   The registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808, County of New Castle. The name of the registered agent of the Corporation at that address is Corporation Service Company.
THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH:   The aggregate number of shares of all classes of capital stock which the corporation shall have authority to issue is 255,000,000 (two hundred fifty-five million) shares, five million (5,000,000) shares of which shall be Preferred Stock, par value $.01 per share, issuable in one or more series, and two hundred fifty million (250,000,000) shares of which shall be Common Stock, par value $.01 per share.
The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix by resolution or resolutions the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof of any wholly unissued shares of Preferred Stock; and to fix the number of shares constituting such series and to increase or decrease the number of shares of any such series but not below the number of shares thereof then outstanding.
FIFTH:   The Board of Directors shall consist of not less than five (5) nor more than thirteen (13) directors, the precise number thereof to be fixed from time to time by vote of the Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.
Subject to the next sentence of this paragraph, the Board of Directors is and shall remain divided into three classes, designated Class I, Class II and Class III, with the directors in each class elected to terms expiring at the third annual meeting following their election. Immediately prior to the election of directors at the third annual meeting of stockholders held after the annual meeting held in calendar year 2008 (such third annual meeting, the “2011 Annual Meeting”), the division of the Board of Directors into three classes shall terminate, and at and after the 2011 Annual Meeting each director shall be elected for a term expiring at the next annual meeting following such director’s election. Unless the stockholders are permitted to fill a vacancy pursuant to a resolution adopted by the Board of Directors, (i) any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the directors then in office even if less than a quorum, or by a sole remaining director, and (ii) any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor; provided, however, that at and after the 2011 Annual Meeting, a director appointed to fill such a vacancy shall serve until the next annual meeting of stockholders held after such appointment.
Notwithstanding the foregoing or anything in Article SIXTH to the contrary, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.
SIXTH:   Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, if there be one, or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Prior to the 2011 Annual Meeting, directors of the Corporation may be removed by stockholders only for cause and only by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon. At and after the 2011 Annual Meeting, a director may be removed without cause by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon.
SEVENTH:   All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of such powers, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock entitled to vote upon the election of directors.
EIGHTH:   To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, the Corporation shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Corporation. The Corporation shall indemnify such other persons as may be required by statute or by the bylaws of the Corporation.
NINTH:   To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
TENTH:   The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein or by statute, and all rights and powers conferred herein are subject to this reserved power; provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provision inconsistent with this Article TENTH or Articles SIXTH, SEVENTH, EIGHTH or NINTH of this Certificate of Incorporation or to add an article or provision imposing cumulative voting in the election of directors.
ELEVENTH:   The Corporation is to have perpetual existence.
TWELFTH:   Election of directors of the Corporation need not be by written ballot except and to the extent provided in the bylaws of the Corporation.
THIRTEENTH:   The Board of Directors shall have the power to hold its meetings within or outside the State of Delaware, at such place as from time to time may be designated by the bylaws of the Corporation or by resolution of the Board of Directors.
~~This Restated Certificate of Incorporation is to become effective as of 8:31 a.m. Eastern time on Monday, August 6, 2018.~~
FOURTEENTH:   To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, an officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer. No amendment to or repeal of this Article FOURTEENTH shall apply to or have any effect on the liability or alleged liability of an officer of the Corporation for or with respect to any acts or omissions of such officer occurring prior to such amendment or repeal.
*      *      *
IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation be signed as of                  , 2024.~~which only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as amended or supplemented heretofore, which has been duly adopted in accordance with Section 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer as of August 2, 2018to~~
THE CHEESECAKE FACTORY INCORPORATED
By:

Name:
Title:

THE CHEESECAKE FACTORY INCORPORATED ATTN:ETIENNE MARCUS26901 MALIBU HILLS ROAD CALABASAS HILLS, CA 91301 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/29/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CAKE2024VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/29/2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following:1.Election of DirectorsNomineesForAgainst Abstain 1A David Overton 1B Edie A. Ames The Board of Directors recommends you vote FOR proposals 2, 3 and 4.2.To approve and adopt the Restated Certificate of Incorporation of the Company to provide fore 1G Janice L. Meyer1H Laurence B. Mindel 1I David B. Pittaway Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.NOTE: In addition, to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation or partnership, please sign full corporate or partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

http://www.virtualshareholdermeeting.com/CAKE2024Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.comTHE CHEESECAKE FACTORY INCORPORATEDhttp://www.virtualshareholdermeeting.com/CAKE2024Solicited on behalf of the Board of Directors of THE CHEESECAKE FACTORY INCORPORATED ("Company") for use at its virtual Annual Meeting of Stockholders ("Meeting") to be held on May 30, 2024, at 10:00 A.M. Pacific Daylight Time. Stockholders can attend the Meeting via the internet at http://www.virtualshareholdermeeting.com/CAKE2024 and following theinstructions that accompanied their proxy materials.The undersigned hereby appoints Scarlett May or Matthew Clark, or either one of them, as the "Named Proxies" with the full power of substitution, to vote all shares of common stock of theCompany held of record by the undersigned on April 1, 2024, at the Meeting or at any adjournment or postponement thereof, on the proposals set forth on the reverse side.This proxy, when properly executed and returned, will be voted in the manner directed by the undersigned stockholder. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4. In theirdiscretion, the Named Proxies are authorized to vote upon such other business as may properly come before the Meeting or at any adjournment or postponement thereof. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Notice dated April 18, 2024, of the 2024 Annual Meeting of Stockholders and the accompanying Proxy Statementrelating to the Meeting is acknowledged.IMPORTANT - THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE. PLEASE REFER TO THE REVERSE SIDE OF THIS PROXY CARD FOR TELEPHONEAND INTERNET VOTING INSTRUCTIONS.